                                                                    EXHIBIT 4.01

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF OCTOBER 9, 1997

                                      AMONG

                                   ALUMAX INC.

                           THE BANKS SIGNATORY HERETO,

                              ROYAL BANK OF CANADA,
                 AS AGENT, ARRANGER AND LETTER OF CREDIT ISSUER

                                       AND

                     CANADIAN IMPERIAL BANK OF COMMERCE,
                             AS ADMINISTRATIVE AGENT


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


ARTICLE I          AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT ........................ 1

SECTION 1          REVOLVING CREDIT ..................................................... 1

   Section 1.1       The Committed Loans ................................................ 1
   Section 1.2       Manner of Committed Borrowing ...................................... 2
   Section 1.3       Letters of Credit .................................................. 3
   Section 1.4       The Bid Loans ...................................................... 4
   Section 1.5       Requests for Bid Loans ............................................. 5
   Section 1.6       Notice of Bids ..................................................... 6
   Section 1.7       Acceptance or Rejection of Bids .................................... 6
   Section 1.8       Notice of Acceptance or Rejection of Bids .......................... 6
           (a) Notice to Banks Making Successful Bids ................................... 6
   Section 1.9       The Notes .......................................................... 7
   Section 1.10.     Minimum Borrowing Amounts .......................................... 7
   Section 1.11.     Maturity of Loans................................................... 7

SECTION 2. INTEREST ..................................................................... 7

   Section 2.1       Domestic Rate Loans ................................................ 8
   Section 2.2       Eurodollar Loans ................................................... 8
   Section 2.3       Default Rate ....................................................... 9
   Section 2.4       Rate Determinations ................................................ 9
   Section 2.5       Funding Indemnity .................................................. 9
   Section 2.6       Change of Law ......................................................10
   Section 2.7       Unavailability of Deposits or Inability to Ascertain, or Inadequacy
                     of, LIBOR ..........................................................10
   Section 2.8       Increased Cost and Reduced Return ..................................10
   Section 2.9       Lending Offices ....................................................11
   Section 2.10      Discretion of Bank as to Manner of Funding .........................11
   Section 2.11      Interest on Stated Rate Bid Loans ..................................12

SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS .....................................12

   Section 3.1       Facility Fee .......................................................12
   Section 3.2       Other Fees .........................................................12
   Section 3.3       Letter of Credit Fees ..............................................12
   Section 3.4       Voluntary Prepayments ..............................................13
   Section 3.5       Mandatory Prepayments ..............................................13
   Section 3.6       Commitment Reductions and Terminations .............................13
   Section 3.7       Capital Adequacy ...................................................13
   Section 3.8       Place and Application of Payments ..................................13
   Section 3.9       Exemptions from Withholding ........................................14
   Section 3.10      Bank Replacement ...................................................14

SECTION 4 REPRESENTATION AND WARRANTIES .................................................15

   Section 4.1       Corporate Organization and Authority ...............................15
   Section 4.2       Outstanding Debt ...................................................15
   Section 4.3       Financial Statements ...............................................15
   Section 4.4       Full Disclosure ....................................................16
   Section 4.5       Pending Litigation .................................................16

  Section 4.6      Title to Properties ..................................................16
  Section 4.7      Financing is Legal and Authorized ....................................16
  Section 4.8      No Defaults ..........................................................17
  Section 4.9      Governmental Consent .................................................17
  Section 4.10     Taxes ................................................................17
  Section 4.11     Not an Investment Company ............................................17
  Section 4.12     Use of Proceeds ......................................................17
  Section 4.13     ERISA ................................................................17
  Section 4.14     Compliance with Environmental and Other Laws .........................17

SECTION 5.     CONDITIONS TO EACH EXTENSION OF CREDIT ...................................18

  Section 5.1      Conditions to Each Extension of Credit ...............................18
  Section 5.2      Notice Deemed to be Warranty .........................................18

SECTION 6.     COMPANY COVENANTS ........................................................18

  Section 6.1      Corporate Existence, Etc .............................................18
  Section 6.2      Insurance ............................................................19
  Section 6.3      Taxes, Claims for Labor and Materials, Compliance with Laws ..........19
  Section 6.4      Maintenance of Properties and Business ...............................19
  Section 6.5      Nature of Business ...................................................19
  Section 6.6      Reports and Rights of Inspection .....................................19
  Section 6.7      Net Worth ............................................................21
  Section 6.8      Leverage Ratio .......................................................21
  Section 6.9      Sale Leasebacks ......................................................21
  Section 6.10     Indebtedness .........................................................21
  Section 6.11     Limitation on Liens ..................................................22
  Section 6.12     Prohibition of Fundamental Changes ...................................23

SECTION 7.     EVENTS OF DEFAULT AND REMEDIES ...........................................23

  Section 7.1      Events of Default ....................................................23
  Section 7.2      Non Bankruptcy Defaults ..............................................25
  Section 7.3      Bankruptcy Defaults ..................................................25
  Section 7.4      The Letters of Credit ................................................25

SECTION 8.     DEFINITIONS ..............................................................25

  Section 8.1      Definitions ..........................................................25
  Section 8.2      Accounting Terms and Determinations ..................................32

SECTION 9.     THE AGENT ................................................................33

  Section 9.1      Appointment and Duties ...............................................33
  Section 9.2      Sufficiency of the Agreement .........................................34
  Section 9.3      Independent Investigation ............................................34
  Section 9.4      Agents as Banks ......................................................34
  Section 9.5      Indemnification ......................................................34
  Section 9.6      Refusal to Act .......................................................34
  Section 9.7      Successor Agents .....................................................34
  Section 9.8      Non-Receipt of Funds by the Administrative Agent .....................35

SECTION 10. MISCELLANEOUS ...............................................................35

  Section 10.1    Waiver of Rights ......................................................35
  Section 10.2    Non-Business Day ......................................................35
  Section 10.3    Documentary Taxes .....................................................35
  Section 10.4    Survival of Representations ...........................................36
  Section 10.5    Survival of Indemnities ...............................................36
  Section 10.6    Set-off Sharing .......................................................36
  Section 10.7    Notices ...............................................................36
  Section 10.8    Counterparts ..........................................................36
  Section 10.9    Successors and Assigns ................................................36
  Section 10.10.  Participants...........................................................36
  Section 10.11.  Assignment Agreements .................................................37
  Section 10.13.  Costs and Expenses.....................................................39
  Section 10.14.  Amendments and Waivers ................................................39
  Section 10.15.  Governing Law, Submission to Jurisdiction..............................39
  Section 10.16.  Waiver of Jury Trial...................................................40
  Section 10.17.  Entire Agreement.......................................................40
  Section 10.18.  Headings...............................................................40

ARTICLE 2. EXHIBITS......................................................................40

ARTICLE 3. CHANGES IN BANKS..............................................................40

ARTICLE 4. THE COMMITMENTS OF THE BANKS..................................................40

ARTICLE 5. CONDITIONS PRECEDENT TO EFFECTIVENESS.........................................40
         (a) Notes and Agreement.........................................................40
         (b) Legal Opinion...............................................................41
         (c) Corporate Proceedings.......................................................41
         (d) Corporate Documents.........................................................41
         (e) Incumbency Certificates.....................................................41
         (f) Fees .......................................................................41
         (g) Bid Loans ..................................................................41
         (h) Closing Certificate.........................................................41
         (i) Closing Adjustments ........................................................41

ARTICLE 6. RETURN OF NOTES...............................................................42

ARTICLE 7. MISCELLANEOUS.................................................................42

Exhibit A - Bid Loan Request Confirmation
Exhibit B - Invitation to Bid
Exhibit C - Confirmation of Bid
Exhibit D - Notice of Acceptance of Bid
Exhibit E - Alumax Committed Note
Exhibit F - Alumax Bid Note
Exhibit G - Opinion of Sullivan & Cromwell
Exhibit H - Opinion of R.P. Wolf, Esq.
Exhibit I - Designation Agreement
Exhibit J - Closing Certificate

Schedule I   - Indebtedness in Excess of $5,000,000 of Company and Restricted
               Subsidiaries
Schedule II  - Subsidiaries
Schedule III - Subsequent Litigation Events

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

To each of the Banks from
time to time party hereto:

Gentlemen:

         The undersigned, Alumax Inc., a Delaware corporation (the "Company"), refers to the Credit Agreement dated as of May 19, 1995 between the Company, Royal Bank of Canada as Agent, Arranger and Letter of Credit Issuer, Canadian Imperial Bank of Commerce as Administrative Agent and the financial institutions from time to time party thereto as Banks, all as amended by the First Amendment to Credit Agreement, dated as of May 30, 1997 (the "Credit Agreement"), capitalized terms used herein without definition to have the meanings ascribed to them in the Credit Agreement as amended and restated hereby. Upon your acceptance hereof in the space provided for that purpose below, this shall constitute a contract among us for the following uses and purposes.

ARTICLE I. AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT.

         The Credit Agreement shall be amended and, for the sake of convenience and clarity, shall be restated in its entirety to read as follows:

         "The undersigned, Alumax Inc., a Delaware corporation (the "Company"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make credit accommodations available to the Company, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank", all of you are hereinafter referred to collectively as the "Banks", Royal Bank of Canada in its capacity as agent, arranger and letter of credit issuer hereunder is hereinafter referred to as the "Agent," and Canadian Imperial Bank of Commerce, in its capacity as administrative agent hereunder is hereinafter referred to as the "Administrative Agent."

SECTION 1. REVOLVING CREDIT.

         Section 1.1. The Committed Loans. Subject to and on the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively the "Committed Loans") to the Company from time to time prior to the Termination Date on a revolving basis not at any time exceeding the amount of its commitment as set forth on the applicable signature page hereof or on the Assignment Agreement to which it is a party (its "Commitment" and cumulatively for all the Banks the "Commitments"). The aggregate principal amount of Loans at any one time outstanding when taken together with the aggregate amount of the L/C Obligations at any one time outstanding shall not exceed the Commitments as then in effect. Each Committed Borrowing shall be made ratably from the Banks in proportion to their Commitments. The Company may elect that any Committed Borrowing be made available by means of (i) Domestic Rate Loans, or (ii) Eurodollar Loans which Loans may be repaid and the principal amount thereof reborrowed through the Termination Date, subject to all reductions in the Commitments permitted or required pursuant hereto and all other terms and conditions hereof. The Company promises to pay interest on each Committed Loan at the rates and times provided in Section 2 hereof.

         Section 1.2. Manner of Committed Borrowing.

         (a) Notice to the Administrative Agent. The Company shall give telephonic, telex or telecopy notice to the Administrative Agent (which notice shall be irrevocable once given and if by telephone shall be promptly confirmed in writing) by no later than 11:00 A.M. (New York time) (i) on the date at least three (3) Business Days prior to the date of each requested Committed Borrowing of Eurodollar Loans and (ii) on the date of each requested Committed Borrowing of Domestic Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Company agrees that the Administrative Agent may rely on any such telephonic or telex notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Administrative Agent has acted in reliance thereon.

         (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic, telex or telecopy notice to each of the Banks of any Committed Borrowing request received pursuant to Section 1.2(a) and, if such notice requests the Banks to make Eurodollar Loans, the Administrative Agent shall give notice to the Company and each of the Banks by like means of the interest rate applicable thereto, promptly after the Administrative Agent has made such determination.

         (c) Company's Failure to Notify. In the event the Company fails to give notice pursuant to Section 1.2(a) above of the reborrowing of the principal amount of any maturing Committed Borrowing and has not notified the Administrative Agent by ll:00 A.M. (New York time) on the day such Committed Borrowing matures that it intends to repay such Committed Borrowing, the Company shall be deemed to have requested a Committed Borrowing of Domestic Rate Loans on such day in the amount of the maturing Committed Borrowing of Loans and the Administrative Agent shall give the Company notice of such event.

         (d) Disbursement of Committed Loans. Not later than 2:00 P.M. (New York time) on the date of any Committed Borrowing, each Bank shall make available its Committed Loan in funds immediately available in New York, New York, at the office of the Administrative Agent in New York, New York, except to the extent such Committed Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Committed Borrowing of Loans (a "Refunding Borrowing"), in which case each Bank shall record the Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the Committed Note held by it, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Committed Loan through the proceeds of such new Committed Loan. Subject to Section 6 hereof, the Administrative Agent shall make the proceeds of each Committed Borrowing other than Refunding Borrowings available to the Company at the Administrative Agent's office in New York, New York. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same in immediately available funds in an account of the Company designated by the Company.

         (e) Designated Lender. For any Bank which is a Designating Lender, any Committed Loan to be made by such Bank may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to make Committed Loans by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make such Committed Loan, its Designating Lender hereby agrees that it shall make such Committed Loan pursuant to the terms hereof. Any Committed Loan actually funded by a Designated Lender shall constitute a utilization of the Commitment of the Designating Lender for all purposes hereunder.

         Section 1.3. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, the Agent shall issue Letters of Credit for the Company's account in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall in no event exceed the difference between the Commitments in effect at such time and the aggregate principal amount of Loans then outstanding. Each Letter of Credit shall have an expiry date which is not later than the Termination Date or two years from the date of issuance, if earlier, shall be in a minimum amount of $5,000,000, shall be a letter of credit which may lawfully be issued and shall conform to the general requirements of the Agent for letters of credit it issues. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for its pro rata share of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Bank pro rata in accordance with each Bank's Commitment.

         (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Company, issue one or more Letters of Credit, in a form satisfactory to the Agent, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the Agent for the type of Letter of Credit requested (each an "Application"). This Agreement supersedes any terms of the Applications which are irreconcilably inconsistent with the terms hereof. Notwithstanding anything contained in any Application to the contrary (i) the Company's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.4 hereof, (ii) except during the continuance of an Event of Default, the Agent will not call for the funding by the Company of any amount under a Letter of Credit, or any other form of collateral security for the Company's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Company's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Company hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect. The Agent will promptly notify the Administrative Agent of each issuance by it of a Letter of Credit and of each reduction or termination thereof and the Administrative Agent shall then promptly notify each Bank thereof. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated or (iii) an Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company subject to the conditions of Section 5 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of
Section 5 and the other terms of this Section 1.3 and the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Bank notifies the Agent of any failure by the Company to satisfy or otherwise comply with such conditions and terms and directs the Agent not to take such action.

         (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Company to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in New York, New York by no later than 12:00 Noon (New York time) on the date when such drawing is paid or, if drawing was paid after 11:00 A.M. (New York time), by the end of such day.

         (d) The Participating Interests. Each Bank (other than the Agent), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Company to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in
Section 1.2(c) above, or if the Agent is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a demand from the Agent to such effect, if such demand is made before 1:00 P.M. (New York time), or not later than the following Business Day, if such demand is made after such time, pay to the Agent an amount equal to its pro rata share of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its pro rata share of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its pro rata share as a Bank hereunder.

         The several obligations of the Participating Banks to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Company's obligations under each Application, to the extent the Company is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Company, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise).

         (e) Indemnification. The Participating Banks shall ratably indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.3(e) and all other parts of this Section 1.3(e) shall survive termination of this Agreement and of all other L/C Documents.

         Section 1.4. The Bid Loans. The Company may request the Banks to offer to make uncommitted loans (each such loan being hereinafter referred to as a "Bid Loan" and collectively as the "Bid Loans") in the manner set forth in this
Section 1 and in amounts such that the aggregate principal amount of all Committed Loans and Bid Loans at any time outstanding hereunder, when taken together with the then aggregate amount of the L/C Obligations at any one time outstanding, shall not exceed the Commitments as then in effect. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Commitment), subject to the limitation that the aggregate principal amount of all Loans outstanding under this Agreement, when taken together with the aggregate amount of the L/C Obligations at any one time outstanding, may not at any time exceed the Commitments then in effect and subject to the other conditions of this Agreement. Bid Loans may either bear interest at a stated rate per annum ("Stated Rate Bid Loans") or at a margin over the LIBOR ("Eurodollar Bid Loans"); provided that there may be no more than fifteen different Interest Periods for both Stated Rate Bid Loans and Eurodollar Bid Loans outstanding at the same time.

         Section 1.5. Requests for Bid Loans.

         (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request") the Company shall give telephonic, telex or telecopy notice to the Administrative Agent by no later than 11:00 A.M. (New York time) (i) on the date at least five Business Days prior to the date of the requested Bid Borrowing (the "Borrowing Date") in the case of a request for Eurodollar Bid Loans or for both Eurodollar Bid Loans and Stated Rate Bid Loans and (ii) on the date at least one Business Day prior to the Borrowing Date in the case of a request solely for Stated Rate Bid Loans. Each such request may be for up to three maturities and shall be followed on the same day by a duly completed bid loan request confirmation (a "Bid Loan Request Confirmation"), delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit A hereto or otherwise containing the information required by this Section, to be received by the Administrative Agent no later than 11:30 A.M. (New York time). Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit A may be rejected by the Administrative Agent, and the Administrative Agent shall give telecopy notice to the Company of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit A. Each Bid Loan Request and each Bid Loan Request Confirmation shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business Day), (ii) the aggregate principal amount thereof (which shall not be less than $10,000,000 and thereafter in integral multiples of $5,000,000) and (iii) the proposed maturity date thereof, which in the case of Stated Rate Bid Loans shall be 1 to 180 days after the Borrowing Date and in the case of Eurodollar Bid Loans shall be 1, 2, 3 or 6 months after the proposed Borrowing Date (with the Interest Period applicable to each Eurodollar Bid Loan to be coterminous with its maturity date), but with no maturity to extend beyond the Termination Date.

         (b) Invitation to Bid. Upon receipt by the Administrative Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit A hereto or is otherwise acceptable to the Administrative Agent, the Administrative Agent shall, by telecopy in the form of Exhibit B hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

         (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Loans (a "Bid") to the Company responsive to the Bid Loan Request. Each Bid by a Bank shall be made by delivery to the Administrative Agent of a Confirmation of Bid (a 'Confirmation of Bid") in the form of Exhibit C by telecopier not later than (i) 10:00 A.M. (New York time) on the proposed Borrowing Date in the case of a Bid for a Stated Rate Bid Loan and (ii) 2:00 P.M. (New York, New York time) four Business Days prior to the proposed Borrowing Date in the case of a Bid for a Eurodollar Bid Loan; provided, however, that any Bid made by the Administrative Agent must be made by telecopy to the Company by no later than fifteen minutes prior to the time that bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount of each Bid Loan that the Bank is willing to make to the Company and the type of Bid Loan (i.e., Stated Rate or Eurodollar), (ii) the interest rate (which shall be computed on the basis of a 360-day year and actual days elapsed) and in the case of a Eurodollar Bid Loan shall be expressed in terms of a percentage margin to be added to the LIBOR for the Interest Period to be applicable to such Eurodollar Bid Loan) at which the Bank is prepared to make each Bid Loan and
(iii) the Interest Period applicable thereto. The Administrative Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or
(iv) is received by the Administrative Agent later than the times provided for above. Any Bid submitted by a Bank pursuant to this Section 1.5 shall be irrevocable. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

         Section 1.6. Notice of Bids; Advice of Rate. The Administrative Agent shall give telecopy notice to the Company of the number of Bids made, the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid, such notice to be given by (i) 10:30 A.M. (New York time) on the Borrowing Date in the case of Bid Loan Requests solely for Stated Rate Bid Loan or (ii) 4:00 P.M. four Business Days prior to the proposed Borrowing Date in the case of Bid Loan Requests for Eurodollar Bid Loans or for both Stated Rate Bid Loans and Eurodollar Bid Loans. The Company then shall pay the Administrative Agent its fee for managing the bid auction in question in the amount separately agreed between the Company and the Administrative Agent. The interest rates quoted for Eurodollar Bid Loans shall be expressed in terms of a stated percentage to be added to the LIBOR to be applicable to such Bid Loan.

         Section 1.7. Acceptance or Rejection of Bids. The Company may in its sole and absolute discretion, subject only to the provisions of this Section, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. No later than 11:00 A.M. (New York time), the Company shall give telecopy notice to the Administrative Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to a Bid Loan Request to be received by the Administrative Agent (i) on the proposed Borrowing Date in the case of Stated Rate Bid Loans and three Business Days prior to the proposed Borrowing Date in the case of Eurodollar Bid Loans; provided, however, that (A) the Company shall accept offers for any of the maturities specified by the Company in its Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period, (B) if the Company declines to borrow, or if it is restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular Interest Period have been made, then the Company shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then the Administrative Agent may round allocations up or down in integral multiples not less than $100,000 as it shall deem appropriate), (C) the aggregate principal amount of all Offers accepted by the Company shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (D) no Offer of a Bid Loan shall be accepted in a principal amount less than $10,000,000 and thereafter in integral multiples of $5,000,000.

         Section 1.8. Notice of Acceptance or Rejection of Bids. (a) Notice to Banks Making Successful Bids. The Administrative Agent shall give telecopy notice to each Bank if any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate and for what Interest Period) no later than 11:30 A.M. (New York time) (i) on the proposed Borrowing date in the case of Stated Rate Bid Loans and (ii) three Business days prior to the proposed Borrowing Date in the case of Eurodollar Bid Loans, and each successful bidder will thereupon become bound, subject to Section 5 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid has been accepted. As soon as practicable thereafter the Administrative Agent shall send written notice substantially in the form of Exhibit D hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

         (b) Notice to all Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Administrative Agent shall notify each Bank (whether or not its bid or its bids were successful) of the aggregate amount of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the maturities thereof, and the lowest and highest interest rates at which Bid Loans were made for each maturity.

         (c) Disbursement of Bid Loans. Not later than 1:00 P.M. (New York time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make Bid Loan(s) in accordance with Section 1.8(a) shall make available to the Administrative Agent the principal amount of each such Bid Loan in immediately available funds in New York, New York at the Administrative Agent's payment office in New York, New York. The Administrative Agent shall promptly thereafter, but not later than 4:00 p.m. on such date, make available to the Company like funds as received from each Bank, as specified by the Company.

         (d) Designated Lender. For any Bank which is a Designating Lender, any Bid Loan to be made by such Designating Lender may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to make Bid Loans by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make any such Bid Loan the offer for which has been accepted by the Company in accordance with the foregoing provisions of this Section 1.8, its Designating Lender hereby agrees that it shall make such Bid Loan pursuant to the terms hereof.

         Section 1.9. The Notes. All Committed Loans made to the Company by each Bank shall be evidenced by a promissory note of the Company payable to the order of such Bank in the amount of its Commitment and in the form (with appropriate insertions) of Exhibit E hereto (individually a "Committed Note" and collectively the "Committed Notes"). All Bid Loans made to the Company by each Bank shall be evidenced by a promissory note of the Company payable to the order of such Bank in the form (with appropriate insertions) of Exhibit F hereto (such notes being hereinafter referred to individually as a "Bid Note" and collectively as the "Bid Notes").

         Each Bank shall record on its books or records or on a schedule to its applicable Note the amount of each Loan made by it which is to be evidenced thereby, all payments of principal and interest and the principal balance from time to time outstanding thereon and in respect of any Fixed Rate Loan, the interest rate and each Interest Period applicable thereto and, in the case of Stated Rate Bid Loans, the maturity thereof provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on the books or records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Loans made to it hereunder together with accrued interest thereon at the rates and times provided for herein and in the Notes.

         Section 1.10. Minimum Borrowing Amounts. Each Borrowing shall be in an amount not less than $10,000,000 and thereafter in integral multiples of $5,000,000.

         Section 1. 11. Maturity of Loans. Each Fixed Rate Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto, provided that, subject to the terms and conditions of this Agreement, such Fixed Rate Loan may be refunded through a Refunding Borrowing. Each Domestic Rate Loan shall mature and become due and payable on the Termination Date.

SECTION 2. INTEREST.

         Section 2.1. Domestic Rate Loans. Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date such Loan is made until maturity (whether by acceleration, prepayment or otherwise) at a rate per annum, determined daily, equal to the Domestic Rate from time to time in effect, payable on the last Business Day of each March, June, September and December and at maturity (whether by acceleration, prepayment or otherwise).

         "Domestic Rate" means for any day the greater of:

                  (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate for United States dollar loans made in the United States (it being understood that such rate may not be the Administrative Agent's best or lowest rate), with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

                  (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the arithmetic average of the rates quoted to the Administrative Agent as the prevailing rates per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) bid at approximately 11:00 A.M. (New York time) (or as soon thereafter as is practicable) on such day by two or more New York Federal funds dealers of recognized standing selected by the Administrative Agent for the purchase at face value of Federal funds in the secondary market in an amount comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

         Section 2.2. Eurodollar Loans. Each Eurodollar Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan until maturity (whether by acceleration, prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Eurodollar Margin plus LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration, prepayment or otherwise), and, if the applicable Interest Period is longer than three months, on the date occurring every three months after the date of the Borrowing of such Loan. The interest rate applicable to a Eurodollar Loan shall be fixed during the Interest Period applicable to such Loan except with respect to adjustments for changes in the Applicable Eurodollar Margin (pursuant to the definition thereof) or to reflect increased costs as herein provided.

         "Applicable Eurodollar Margin" means for each (a) Committed Eurodollar
Loan: (i) 0.150% per annum for any day Level I Status exists, (ii) 0.175% per annum for any day Level II Status exists, (iii) 0.225% per annum for any day Level III Status exists, (iv) 0.325% per annum for any day Level IV Status exists, and (v) 0.525% per annum for any day Level V Status exists and (b) for each Eurodollar Bid Loan the rate per annum agreed to pursuant to Section 1.7 hereof.

         "LIBOR" means, with respect to an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate is unavailable or cannot be determined generally or for the Borrowing or Interest Period in question, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Reference Banks at 11:00 am. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Reference Banks for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by, in the case of Committed Loans, the

Administrative Agent as part of such Borrowing or in the case of Eurodollar Bid Loans, each Bank scheduled to make such Bid Loan.

  "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

  "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

  Section 2.3. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such principal shall bear interest (computed on the same basis as in effect thereon at the time of such default) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

                  (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) per annum plus the Domestic Rate from time to time in effect;

                  (b) with respect to any Fixed Rate Loan, the sum of two percent (2)% per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Domestic Rate from time to time in effect; and

                  (c) notwithstanding the foregoing, the Default Rate shall in no event exceed the maximum applicable interest rate permitted by law.

         Section 2.4. Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder in accordance herewith, and its determination thereof if reasonably made shall be prima facie correct, subject to a showing of error.

         Section 2.5. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank, and any loss of profit) as a result of:

                  (a) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of its Interest Period for any reason;

                  (b) any failure (because of a failure to meet the conditions of Section 5 or otherwise) by the Company to borrow a Fixed Rate Loan on the date specified in a notice given by the Company pursuant to this Agreement; or

                  (c) any failure by the Company to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration, mandatory prepayment or otherwise),

then, upon the demand of such Bank, the Company shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Company a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and such certificate shall be deemed prima facie correct.

         Section 2.6. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Committed Eurodollar Loans or to give effect to its obligations to make Committed Eurodollar Loans as contemplated hereby, such Bank shall promptly give notice thereof to the Company and the Administrative Agent, and such Bank's obligations to make or maintain Committed Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Committed Eurodollar Loans. To the extent required to comply with any such law as changed, the Company shall prepay on demand the outstanding principal amount of any affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Company may then elect to borrow the principal amount of the affected Eurodollar Loan from such Bank by means of a Domestic Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank. During the period when it is unlawful for any Bank to make Eurodollar Loans, Loans shall continue to be made in such a manner so that the percentage of each Bank's Loan Commitment in use in the form of Committed Loans is identical, but the Banks affected by such illegality shall make their share of each Committed Borrowing which has been requested in the form of Eurodollar Loans available in the form of a Domestic Rate Loan.

         Section 2.7. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Committed Borrowing of Fixed Rate Loans the Administrative Agent is advised by the Required Banks that deposits in United States Dollars (in the applicable amounts) are not being offered to them in the relevant market for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended.

         Section 2.8. Increased Cost and Reduced Return. If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes, its Letters of Credit or its obligation to make Fixed Rate Loans or to participate in the Letters of Credit, or shall change the basis of taxation of payment to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans, Letters of Credit or any other amounts due under this Agreement in respect of its Fixed Rate Loans or Letters of Credit or its obligation to make Fixed Rate Loans or to participate in the Letters of Credit (except for changes involving the imposition or increase of a tax on the overall net income or gross receipts of such Bank or its Lending Office); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Fixed Rate Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, issuing or maintaining a Letter of Credit or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. A certificate of any Bank claiming compensation under this
Section 2.8 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie correct subject to a showing of error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. A Bank shall not be entitled to compensation under this
Section 2.8 with respect to any adoption or change for any period which is more than thirty days prior to the date it notifies the Company of the adoption or change giving rise to the request for compensation (except to the extent the adoption or change has a retroactive effective date in which case such Bank shall also be entitled to compensation for the period given retroactive effect to the extent not covered by the thirty (30) day period prior to such notice) and any Bank desiring to claim compensation hereunder shall notify the Company of the adoption or change giving rise to the claim in question as promptly as practicable and in any event within thirty days after becoming aware of same.

         Without limiting the generality of the foregoing, the Company shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Bank, from the effective date of such requirement until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) LIBOR for the Interest Period for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBOR by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Eurodollar Loan. Such additional interest shall be determined by such Bank and notified to the Company through the Administrative Agent, and such determination shall be prima facie correct, subject to showing of error.

         Section 2.9. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company and the Administrative Agent (but such funds shall in any event be made available to the Company at the office of the Administrative Agent as herein provided for), provided that the Company shall not be required to reimburse any Bank under any of the provisions of this Section 2 for any cost which such Bank would not have incurred but for changing its lending or funding branch unless the Company consented to such change after being advised by such Bank of any increased costs then existing for which such Bank could claim reimbursement from the Company if such Bank made the change in its lending or funding branch in question. A Bank may request that separate Notes be issued to each of its Lending Offices but all of such offices shall be treated as one "Bank" hereunder and all Committed Notes issued to Lending Offices of any one Bank shall expressly state that they may not collectively be enforced for a principal amount in excess of such Bank's Committed Loans.

         Section 2.10. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Bank had actually funded and maintained each Fixed Rate Loan (other than Stated Rate Bid Loans) through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

         Section 2.11. Interest on Stated Rate Bid Loans. Each Stated Rate Bid Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan until maturity (whether by acceleration, prepayment or otherwise) at the rate per annum determined for such Stated Rate Bid Loan pursuant to Section 1 hereof, payable on its maturity date (whether by acceleration, prepayment or otherwise) and if such Stated Rate Bid Loan has a maturity of longer than 90 days then on the day occurring every 90 days after the Borrowing Date for such Stated Rate Bid Loan and at its maturity.

SECTION 3. FEES, PAYMENTS, REDUCTIONS, APPLICATIONS.

         Section 3.1. Facility Fee. For the period from the Closing Date to and including the Termination Date, the Company shall pay to the Administrative Agent for the account of the Banks a facility fee at the rate of 0.10% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) on the average daily amount of the Commitments in effect under this Agreement from time to time (whether used or unused) such fee to be payable in arrears on the last Business Day of each March, June, September and December thereafter to and including, and on, the Termination Date.

         Section 3.2. Other Fees. The Company shall pay to the Administrative Agent and Agent for their own use and benefit such agency and/or other fees as the Company and the Administrative Agent and Agent may mutually agree.

         Section 3.3. Letter of Credit Fees. (a) The Company shall pay to the Agent for its own account fees at the rate of 1/8 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily undrawn amount of outstanding Letters of Credit for any period during which any Letters of Credit are outstanding, such fees to be payable in arrears on the last Business Day of each March, June, September and December thereafter to and including, and on, the Termination Date. The Company shall also pay to the Agent such issuing, processing and transaction fees and charges as the Agent may from time to time customarily impose in connection with the issuance, negotiation and payment of letters of credit and drafts drawn thereunder.

         (b) The Company shall pay to the Administrative Agent for the ratable benefit of the Banks a Letter of Credit usage fee (computed on the basis of a year of 360 days for the actual number of days elapsed) for each Letter of Credit outstanding hereunder on the average daily undrawn amount of each Letter of Credit for any period during which any Letters of Credit are outstanding, such fees to be payable in arrears on the last Business Day of each March, June, September and December thereafter to and including, and on, the Termination Date in accordance with the following schedule:

                                             FINANCIAL           PERFORMANCE
                                              LETTERS              LETTERS
               LEVEL                         OF CREDIT            OF CREDIT
  For each day Level I Status exists           0.150%               0.100%
  For each day Level II Status exists          0.175%               0.125%
  For each day Level III Status exists         0.225%               0.175%
  For each day Level IV Status exists          0.325%               0.275%
  For each day Level V Status exists           0.525%               0.475%

         Section 3.4. Voluntary Prepayments. The Company shall have the privilege of prepaying Committed Loans (but not Bid Loans) in whole or in part (but if in part then in an aggregate minimum amount for all Banks of $5,000,000 and thereafter in integral multiples of $1,000,000) at any time upon one Business Day's (in the case of Domestic Rate Loans) or three Business Days (in the case of Committed Fixed Rate Loans) prior notice to the Administrative Agent (such notices, if received subsequent to 11:00 A.M. New York time on a given day, to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Banks, by paying to the Administrative Agent for the account of the Banks the principal amount to be prepaid and (i) if such prepayment prepays the Notes in full, accrued interest thereon to the date fixed for prepayment and (ii) any amount due the Banks under
Section 2.5 hereof.

         Section 3.5. Mandatory Prepayments. In the event that the sum of the aggregate outstanding principal balances of the Notes and of the aggregate L/C Obligations should at any time and for any reason exceed the aggregate amounts of the Commitments as then in effect, the Company shall immediately and without notice or demand prepay the Notes by the amount of the excess except to the extent a Bank has elected not to accept such prepayment pursuant to the last sentence of Section 3.8 hereof. Concurrently with each prepayment called for by this Section 3.5 the Company shall pay any amount due the Banks in respect of such prepayment under Section 2.5 hereof.

         Section 3.6. Commitment Reductions and Terminations. The Company shall have the privilege at any time and from time to time upon five Business Days prior notice to the Administrative Agent (which shall promptly notify the Banks) to ratably terminate the Commitments in whole or in part (but if in part then in a minimum amount of $5,000,000 or an integral multiple thereof), but the Commitments may not be terminated or reduced below the amount of any Bid Loans and L/C Obligations at the time outstanding. No termination or reduction of the Commitments shall be reinstated.

         Section 3.7. Capital Adequacy. If any Bank shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its Commitment or other obligations hereunder or credit extended by it hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time as specified by such Bank the Company shall pay to such Bank, such additional amount or amounts as will compensate such Bank for such reduction. A certificate of any Bank claiming compensation under this Section 3.7 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie evidence thereof subject to a showing of error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Section 3.8. Place and Application of Payments. All payments of principal of and interest on the Committed Loans and all payments of facility and letter of credit fees and all other amounts payable under this Agreement shall be made to the Administrative Agent by no later than 2:00 P.M. (New York time) (except as otherwise specified herein) at the payment office of the Administrative Agent in New York, New York (or such other location in the State of New York as the Administrative Agent may designate to the Company) for the benefit of the Banks. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (other than taxes on the overall income or gross receipts of such Bank and imposed by the jurisdiction in which such such chief executive office or its Lending Office is located; provided that any Bank receiving such payment shall be in compliance with Section 3.9 hereof). The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest (ratably in accord with the respective amount of principal and interest due and owing each Bank) or fees (ratably in accord with the amount owing each) to the Banks, and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. Unless the Company otherwise directs, principal prepayments shall be applied first to the Domestic Rate Loans and then to the Fixed Rate Loans in the order of their maturity. The foregoing to the contrary notwithstanding, unless and until an Event of Default occurs, all mandatory prepayments applicable to the Loans shall be first applied to any outstanding Committed Loans until payment in full thereof and only thereafter shall any prepayment be applied to the Bid Loans. No Bank holding Bid Loans shall under any circumstances be required to accept a prepayment whether or not such prepayment is required to be made by the provisions of Section 3.5 hereof.

         Section 3.9. Exemptions from Withholding. (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Administrative Agent duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and its Loans) or Form 4224 (in duplicate) (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and its Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and duly updated forms as the Company or Administrative Agent may notify such Bank are required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans.

         (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 3.9 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Company and the Administrative Agent of such fact and such Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. In the event any Bank so notifies the Company and the Administrative Agent, such Bank agrees that it will at any time thereafter at the request of the Company assign its Notes and rights and obligations hereunder to another lender designated by the Company and approved by the Administrative Agent and the Agent (which approvals will not be unreasonably withheld) under and pursuant to
Section 10.11 hereof (except that the assignment and retention minimums shall not apply) upon payment to it of the amount of principal and accrued and unpaid interest and fees owing it as of the date such assignment becomes effective and any amount which would be due it hereunder had its Fixed Rate Loans been prepaid rather than assigned.

         Section 3.10. Bank Replacement. If any Bank requests compensation for increased costs or other amounts pursuant to Sections 2.8 or 3.7, or suspends its obligation to make Eurodollar Loans under Section 2.6 or 2.8 hereof or the Company is required to make any reduction or withholding with respect to any payment due any Bank hereunder (each Bank hereby undertaking to promptly notify the Company if it becomes aware of circumstances which would require such a reduction or withholding), or if any Bank fails or would not be able to comply with its obligations under this Agreement (in any such case a "Replaceable Bank") the Company may, with the consent of the Agent and Administrative Agent, or if the

Replaceable Bank is the Administrative Agent or Agent, with the consent or the Administrative Agent and Required Banks, which consent in either case shall not be unreasonably withheld, propose that another bank (a "Replacement Bank"), which bank may be an existing Bank, be substituted for and replace the Replaceable Bank for purposes of this Agreement. If a Replacement Bank is so substituted for the Replaceable Bank, the Replaceable Bank shall enter into an Assignment Agreement with the Replacement Bank, the Company and the Administrative Agent (or the other Banks, if the Administrative Agent is the Replaceable Bank) to assign and transfer to the Replacement Bank the Replaceable Bank's Commitment and Loans hereunder pursuant to and in accordance with the provisions and requirements of Section 10.11 and, as a condition to its execution thereof, the Replaceable Bank shall concurrently receive the full amount of its Loans, interest thereon, all accrued fees to which it is entitled under this Agreement and an amount equal to the amount which the Replaceable Bank would have been entitled to receive under Section 2.5 hereof if its Fixed Rate Loans had been prepaid rather than assigned. The foregoing to the contrary notwithstanding, no Bank may be replaced hereunder if at the time any Bid Loans are owing to such Bank and no such Bank may be required to accept a prepayment on any Bid Loan owing it.

SECTION 4. REPRESENTATION AND WARRANTIES.

The Company represents and warrants to each of the Banks as follows:

         Section 4.1. Corporate Organization and Authority. The Company and each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority and all licenses and permits necessary in any respect material to the Company and its Restricted Subsidiaries taken as a whole to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect.
Schedule II hereto contains a complete and correct list of all Subsidiaries of the Company as of the date hereof and correctly sets forth, as to each, whether or not it constitutes a Restricted Subsidiary, the jurisdiction of incorporation, and the percentage of the issued and outstanding shares of such Subsidiary owned by the Company or by Subsidiaries of the Company. All of the issued and outstanding shares of capital stock of each such Restricted Subsidiary are valid and fully paid and nonassessable and all such shares of Restricted Subsidiaries indicated in Schedule II as owned by the Company or a Restricted Subsidiary are owned, beneficially and of record, by the Company or such Restricted Subsidiary, free of any Lien.

         Section 4.2. Outstanding Debt. Schedule I hereto correctly describes all Indebtedness of the Company and its Restricted Subsidiaries in excess of $5,000,000 and generally identifies all Liens securing such Indebtedness.

         Section 4.3. Financial Statements. The consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income, stockholders' equity and changes in financial position (or cashflow) for the fiscal year ending on such date, accompanied, in the case of the consolidated balance sheets and statements, by reports thereon containing opinions by Coopers & Lybrand L.L.P., and the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 1997 and the related consolidated statements of income, retained earnings and changes in financial position (or cash flow) for the six months ending on such date (copies of which have been furnished to the Banks), have been prepared in accordance with GAAP and present fairly the financial position of the Company and its Consolidated Subsidiaries or Restricted Subsidiaries, as the case may be as of such dates and the results of their operations and changes in their financial position for the periods covered thereby. Since June 30,

1997 and through the date hereof, there has been no material adverse change in the condition, financial or otherwise, of the Company and its Consolidated Subsidiaries from that shown on the above-described balance sheet as of such date. It is understood that the adverse ruling in the tax dispute in respect of the consolidation of the tax returns of the Company and its Subsidiaries with those of AMAX Inc. for 1984, 1985 and 1986, which is referred to in Section 4.10 below and is described in the Company's Exchange Act Reports (as defined below) does not and a subsequent adverse ruling thereon on appeal shall not, constitute a "material adverse change".

         Section 4.4. Full Disclosure. The financial statements referred to in
Section 4.3 do not, nor does any written statement furnished by or on behalf of the Company to any Bank in connection with the negotiation of this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein or herein, in light of the circumstances under which they were made, not misleading except for such thereof as were corrected in subsequent written statements furnished the Banks, the Banks acknowledging that as to any projections furnished to any Bank the Company only represents that the same were prepared on the basis of information and estimates the Company believes to be reasonable.

         Section 4.5. Pending Litigation. Excluding issues and matters relating to taxes, which are specifically referred to in Section 4.10 hereof, and excluding any other proceedings or disputes reflected in the Company's filings with the Securities and Exchange Commission ("SEC") on Form 10-K for the year ended December 31, 1996 or on Form 10-Q for the quarter ended June 30, 1997 (the "Exchange Act Reports") or reflected on Schedule III hereto, as of the date hereof, there are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal in which, either individually or in the aggregate, there is a reasonable possibility of an adverse decision which could result in a Material Adverse Effect or could result in the Company's obligations under any of the Loan Documents being declared invalid. Neither the Company nor any Restricted Subsidiary is in default with respect to any material order of any court or governmental authority or arbitration board or tribunal.

         Section 4.6. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other Property it purports to own, reflected in the most recent balance sheet referred to in Section 4.3, except as sold or otherwise disposed of in the ordinary course of business and sales of non-strategic assets, subject only to Liens permitted by Section 6.11 hereof. The Company and each Restricted Subsidiary owns or possesses all patents, trademarks, trade names, service marks, copyrights, licenses, franchises and rights necessary in any respect material to the Company and its Restricted Subsidiaries taken as a whole for the present and presently planned future conduct of their respective business and, as of the date hereof, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Restricted Subsidiary in respect thereof in which there is a reasonable possibility of an adverse decision which would result in a Material Adverse Effect.

         Section 4.7. Financing is Legal and Authorized. The execution and delivery of the Loan Documents, Borrowings hereunder and compliance by the Company with all of the provisions of the Loan Documents are within the corporate powers of the Company and have been duly authorized by proper corporate action on the part of the Company and will not violate any provisions of any applicable law or order of any court or governmental authority or agency of competent jurisdiction and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Restated Certificate of Incorporation or by-laws of the Company or constitute a material conflict with or breach or default under any material indenture or other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which any of them may be bound or result in the imposition of any Liens on any Property of the Company or of any Restricted Subsidiary not permitted hereby.

         Section 4.8. No Defaults. No Default or Event of Default has occurred and is continuing, and the Company and its Restricted Subsidiaries are not in material breach of any contract or agreement where such breach may have a Material Adverse Effect.

         Section 4.9. Governmental Consent. No approval, authorization, consent or withholding of objection on the part of any regulatory body, state, federal or local, is necessary in connection with the execution and delivery by the Company of the Loan Documents or compliance by the Company with any of the provisions thereof.

         Section 4.10. Taxes. All tax returns required to be filed by the Company or any Consolidated Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Consolidated Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such filed returns have been paid. The only dispute with respect to the consolidation of the tax returns of the Company and its Subsidiaries with those of AMAX Inc. is a dispute concerning the inclusion of the Company and its Subsidiaries in the consolidated returns of AMAX Inc. for 1984, 1985 and 1986, which dispute is described in the Company's Exchange Act Reports. Such tax dispute was decided adversely to the Company by the United States Tax Court in a decision dated September 30, 1997. As of the date hereof, it is the Company's intention to pay the deficiency to prevent the accrual of additional interest and to appeal the decision. There are no other material controversies known to the Company with respect to other federal or state income tax matters of the Company and its Subsidiaries in which there is a reasonable possibility of an adverse decision which would result in a Material Adverse Effect. The provisions for taxes on the books of the Company and each Subsidiary are adequate in all material respects for all open years, and for its current fiscal year.

         Section 4. 11. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.12. Use of Proceeds. None of the proceeds of the Loans will be used, directly or indirectly, by the Company or any Subsidiary for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock", within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock within the meaning of such Regulation U.

         Section 4.13. ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in material compliance in all respects with, and has been administered in all respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law except where failure to be so in compliance or to be so administered should not result in a Material Adverse Effect.

         Section 4.14. Compliance with Environmental and Other Laws. (a) Neither the Company nor any of its Restricted Subsidiaries is (i) in material default as of the date hereof with respect to any order, writ, injunction or decree of any court or (ii) in default as of the date hereof in any material respect under any law, ordinance, order, regulation, license or demand (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any federal, state, municipal or other governmental agency, default with respect to or under which would have a Material Adverse Effect.

         (b) As of the date hereof, the Company is in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq., except where failure to be in compliance would not have a Material Adverse Effect. After giving effect to applicable reserves on the books of the Company and its Restricted Subsidiaries for environmental remediation and related costs and based on current information available to the Company with respect to the cost of remediation, the nature and extent of the Company's involvement in sites which are currently known to require remediation and the anticipated contributions of other potentially responsible parties as well as applicable insurance, the Company believes that the anticipated and estimable liabilities of the Company and its Restricted Subsidiaries resulting from environmental matters and required expenditures for remediation programs it may be required to undertake will not have a Material Adverse Effect.

SECTION 5. CONDITIONS TO EACH EXTENSION OF CREDIT.

   Section 5.1. Conditions to Each Extension of Credit; As of the time of the making of each Loan and the issuance, amendment or extension of each Letter of Credit hereunder (including the initial Loan or Letter of Credit)

                  (a) The Administrative Agent shall have received the appropriate notice required by this Agreement;

                  (b) Each of the representations and warranties set forth in
         Section 4 hereof shall be and remain true and correct as of said time, except to the extent any of same relates solely to an earlier date and that the representations and warranties made in Section 4.1 and in
         Section 4.3 shall be deemed to refer to the most recent form of
         Schedule II and the most recent quarterly or annual report, respectively, furnished to the Banks pursuant to Section 6.6 hereof; and

                  (c) No Default (other than a Default under clause (f) of
         Section 7.1 hereof which has not ripened into an Event of Default and which will be cured upon the application of the proceeds of the Borrowing in question) or Event of Default shall have occurred and be continuing or will occur as a result of making such Loan or issuance, amendment or extension of a Letter of Credit;

   Section 5.2. Notice Deemed to be Warranty. The notice of the Company requesting that such Loan be made or Letter of Credit issued, amended or extended (including any notice deemed given by the Company under this Agreement) shall be and constitute a warranty as to the matters specified in subsections (b) and (c) of Section 5.1 hereof. In addition, in the case of Letters of Credit, the Agent shall have received a duly completed Application therefor and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent.

SECTION 6. COMPANY COVENANTS.

         The Company agrees that, so long as any Loan, Letter of Credit, Letter of Credit Reimbursement Obligation or Commitment is outstanding hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

         Section 6.1. Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence and all material franchises, licenses and permits necessary to the proper conduct of its business provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any such franchise, license or permit or, in the case of any Restricted Subsidiary, its corporate existence, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

         Section 6.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage from financially sound and reputable insurers (which may be affiliates of the Company) in such forms and amounts, with such deductibles and against such risks, as is, taken as a whole, generally consistent with those maintained by manufacturing companies with similar revenues and asset values, with due regard to the nature of their assets and business, their loss experience, and conditions in the insurance markets.

         Section 6.3. Taxes, Claims for Labor and Materials, Compliance with Laws. (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon it or upon or in respect of all or any part of its property or business and all claims for work, labor or materials which, if unpaid, might become a Lien or charge upon any of its Property material to the Company and its Restricted Subsidiaries taken as a whole unless permitted by Section 6.11 hereof; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books reserves deemed by the Company in its reasonable business judgment to be adequate with respect thereto or such greater amount as may be required by GAAP.

         (b) The Company will comply, and will cause each Restricted Subsidiary to comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would have a Material Adverse Effect.

         Section 6.4. Maintenance of Properties and Business. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its material properties which are necessary in any respect material to the Company and its Restricted Subsidiaries taken as a whole for the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained provided, however, that nothing in this Section 6.4 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be.

         Section 6.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business or activity if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         Section 6.6. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary in accordance with GAAP and will furnish to the Administrative Agent with sufficient copies for each Bank:

                  (a) Quarterly Statements. As soon as available and in any event within 90 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of consolidated balance sheets as of the close of such quarterly period, and consolidated statements of income and changes in financial position (or cash flow) for such quarterly period and for the portion of the fiscal year then ended, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, as set forth in the Company's Form 10-Q report filed with the SEC and certified as presenting fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for such period, subject to changes resulting from year-end adjustments (which the certificate shall indicate are not expected to be material or, if expected to be material, the nature and scope thereof shall be specified) and to footnote disclosures, by the chief financial officer or chief accounting officer of the Company;

                  (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of consolidated and consolidating balance sheets as of the close of such fiscal year and consolidated statements of income, retained earnings and changes in financial position (or cash flow) for such fiscal year, and accompanied in the case of said consolidated statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                  (c) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with the SEC or any successor agency;

                  (d) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 6.7, 6.8, 6.9 and 6.10 hereof at the end of the period covered by the financial statements then being furnished, and (ii) to the best of such officer's knowledge, whether there exists on the date of the certificate or existed at any time during the period covered by such financial statement any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such period, specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto; and

                  (e) Notices of Default and Rating Change. Promptly after knowledge thereof shall have come to the attention of the chief financial officer of the Company, notice of any Default or Event of Default hereunder and of any change in the S&P Rating.

Without limiting the foregoing, the Company will permit each Bank (or such Persons as any Bank may designate), upon reasonable notice, to visit and inspect, under the Company's guidance, books of account, records, reports and other papers of the Company, to make copies and extracts therefrom (except with respect to confidential or proprietary information), and to discuss the Company's affairs, finances and accounts with its officers and employees, all at such reasonable times and as often as may be reasonably requested, provided that the Company may establish reasonable procedures for joint visits and inspections if more than one Bank requests the right to visit and inspect.

All information which is furnished to or obtained by any Bank pursuant to this Agreement shall be received and held in confidence unless or until the same has been publicly disclosed (other than by or on behalf of any Bank); provided, however, that no Bank shall in any way be inhibited in the use of such information in order to determine and enforce compliance with the terms and conditions of this Agreement or take any lawful action which it deems necessary to protect its interests herein and in the Notes, and provided, further, that any Bank may furnish any such information in compliance with any court order or to any regulatory body, agency, authority or commission to whose jurisdiction such Bank may be subject, to its independent accountants, to any Person to whom such holder owes any duty of disclosure, to any affiliate of such Bank which needs to know such information in connection with approving or evaluating such Bank's participation in this Agreement or monitoring compliance herewith and to any Person to whom such holder is considering selling a participation herein or in any Note or assigning its interest hereunder; provided, however, in making any such use, such Bank shall take all reasonable measures to preserve the confidentiality of any such information including, without limitation, obtaining a written undertaking of any Person to whom such information may be furnished to maintain the confidentiality thereof in accordance with this Agreement and shall furnish copies of such undertaking to the Company.

         Section 6.7. Net Worth. The Company shall at all times maintain Tangible Net Worth of not less than $900,000,000.

         Section 6.8. Leverage Ratio. The Company will not permit the ratio of Restricted Tangible Net Assets to Restricted Funded Debt to be less than 2.0 to 1 at any time.

         Section 6.9. Sale Leasebacks. The Company will not, nor will it permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction covering any fixed or capital Property, except for sale and leaseback transactions which either (a) collectively cover Property the aggregate fair market value of which, as determined for each item of Property as at the time such Property became the subject of such a transaction, does not exceed 5% of Tangible Net Worth, as determined on the date of the most recent such transaction or (b) relate solely to Property acquired after the date hereof and are entered into within 180 days after any such acquisition; provided that in no event shall the aggregate fair market value of all such Property referred to in the foregoing clauses (a) and (b), as determined for each item of Property as at the time such Property became the subject of such a transaction, exclusive of operating or "true" leases, exceed 20% of Tangible Net Worth, as determined on the date of the most recent such transaction.

         Section 6.10. Indebtedness. The Company will not permit any of its Subsidiaries to create, incur or suffer to exist any Indebtedness other than:

                  (a) Indebtedness outstanding on the date hereof and either listed on Schedule I hereto or being in an amount of $5,000,000 or less in each instance and not greater than $10,000,000 in the aggregate (exclusive of indebtedness listed on Schedule I) and any extension, renewal or replacement thereof that does not increase the aggregate principal amount of the Indebtedness (including, for purposes of this paragraph (a), unfunded commitments) so extended, renewed or replaced;

                  (b) Indebtedness to the Company or to other Subsidiaries of the Company;

                  (c) Indebtedness of any Unrestricted Subsidiary in respect of which neither the Company nor any other Restricted Subsidiary is directly or contingently liable, by Guarantee or otherwise;

                  (d) Indebtedness secured by the Liens referred to in paragraphs (g) and (h) of Section 6.11 hereof, and any extension, renewal or replacement thereof which does not increase the indebtedness thereby secured or extend the Liens to other property; and

                  (e) Indebtedness for working capital, trade financing and cash management activities, provided that the aggregate outstanding principal amount thereof plus the aggregate amount of obligations not constituting Indebtedness secured by Liens permitted by Section 6.11(i) hereof shall not represent more than 15% of Tangible Net Worth at the time of incurrence of each such obligation or item of Indebtedness.

         Section 6.11. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien of any kind on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire or agree to acquire, any Property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens in existence on the date hereof and listed in
         Schedule I hereto;

                  (b) Liens imposed by any governmental authority or instrumentality to secure the performance of conditions to governmental grants or advances which are not repayable absent a failure to satisfy such conditions or for taxes, assessments or charges which are not in any instance yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days after the Company is notified of same or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 7.1(e) hereof;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (g) Liens on Property of any corporation which becomes a Restricted Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Restricted Subsidiary of the Company and were not created in anticipation thereof;

                  (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Restricted Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Restricted Subsidiary other than the Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a responsible officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

                  (i) additional Liens upon real and/or personal Property created after the date hereof; provided that the aggregate amount of obligations secured thereby shall not represent more than 15% of Tangible Net Worth as of the date each such obligation is incurred; and

                  (j) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

         Section 6.12. Prohibition of Fundamental Changes. The Company will not merge, consolidate or amalgamate with any Person unless the Company is the surviving corporation and immediately after giving effect to that transaction there is no Default hereunder, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution). The Company will not permit any Restricted Subsidiary to merge, consolidate or amalgamate with any other Person unless (i) immediately after giving effect thereto there is no Default hereunder, (ii) if the transaction is between a Restricted Subsidiary and an Unrestricted Subsidiary, the conditions to designating the Subsidiary which will not survive into a Subsidiary of the other type (as set forth in the definition of the term "Restricted Subsidiary") could be satisfied immediately prior to the transaction in question and (iii) if the survivor of the transaction will not be a Subsidiary, the Company or immediate parent of the Restricted Subsidiary will receive consideration in connection with such transaction which would satisfy the requirements of the immediately following sentence had the Restricted Subsidiary in question been sold. The Company will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) except for fair market value in exchange for reasonable consideration (as determined by the Board of Directors of the Company in any transaction, or series of related transactions, involving consideration exceeding $10,000,000 in cash or Property).

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

         Section 7.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

                  (a) Default in the payment when due of any principal amount of any Note or any Loan evidenced thereby or of any Reimbursement Obligation, or default in the payment of any interest or any other amount payable by the Company under the Loan Documents which is not remedied within five Business Days after the date on which notice of such default was first given to the Company; or

                  (b) Default shall occur in the observance or performance of any other provision of this Agreement or any other Loan Documents which is not remedied within 30 days after the date on which notice of such default is first given to the Company by the Administrative Agent (which agrees to provide such notice at the request of any Bank); or

                  (c) Any representation or warranty made by the Company herein, or in any statement or certificate furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making (or deemed issuance or making) thereof; or

                  (d) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company (other than Indebtedness hereunder) or any Restricted Subsidiary in either case aggregating more than $20,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption, by acceleration or otherwise, and such default shall continue beyond any period of grace or notice, if any, allowed with respect thereto; or

                  (e) Any event specified in any note, agreement, indenture or other document evidencing or relating to Indebtedness of the Company or any Restricted Subsidiary shall occur if the effect of such event is to cause, or (with the giving of any notice) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, $50,000,000 or more of such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity and any applicable period of grace or notice has lapsed with respect to such default; provided that no such event shall constitute an Event of Default hereunder if and so long as the Company or the indebted Restricted Subsidiary (as applicable) shall be contesting in good faith whether such event has occurred and the Company and its Restricted Subsidiaries make no payments or concessions (whether in the form of collateral, increased interest or fees, more rapid amortization, more restrictive terms or otherwise) in consideration of a resolution of such contest; or

                  (f) Final judgment or judgments for the payment of money aggregating in excess of $10,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any Property of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 90 days from the date of its entry; or

                  (g) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or any successor regulation) of more than 50% of the voting stock of the Company; or during any period of 13 consecutive calendar months (or, if shorter, the maximum period which would incorporate only one regularly scheduled annual meeting of the Company), a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or

                  (h) A custodian, receiver, liquidator or trustee of the Company or any Restricted Subsidiary, or of any of the Property of either, is appointed or takes possession and such appointment or possession remains uncontested or in effect for more than 60 days; or the Company or any Restricted Subsidiary generally fails to pay its debts as they become due or admits in writing its inability to pay its debts as they mature; or the Company or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or any of the material property of either is sequestered by court order and the order remains in effect for more than 60 days; or a petition is filed against the Company or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not stayed or dismissed within 60 days after filing; or

                  (i) The Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company, any Restricted Subsidiary, or any of the property of either.

         Section 7.2. Non Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsection (h) or (i) of Section 7.1 hereof, has occurred and is continuing, the Administrative Agent, if so directed by the Required Banks shall, by notice to the Company, take either or both of the following actions: (i) terminate the Commitments of the Banks hereunder on the date (which may be the date thereof) stated in such notice, and (ii) declare the principal of and the accrued interest on the Notes then outstanding to be forthwith due and payable and thereupon said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement accrued through the date of such termination or declaration without further demand, presentment, protest or notice of any kind.

         Section 7.3. Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 7.1 hereof has occurred and is continuing, then the principal of and accrued interest on all Notes then outstanding shall immediately become due and payable together with all other amounts payable under this Agreement, subject to payment in accordance with applicable law, without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms of this Agreement shall immediately terminate.

         Section 7.4. The Letters of Credit. When any Event of Default, other than an Event of Default described in subsections (h) or (i) of Section 7.1, has occurred and is continuing, the Company shall, upon demand of the Agent or the Required Banks, and when any Event of Default described in subsections (h) or
(i) of Section 7.1 has occurred the Company shall, without notice or demand from the Agent or the Required Banks, to the extent permitted by applicable law, immediately deposit with the Agent the full amount of each Letter of Credit, each deposit to be invested in such interest bearing deposit accounts of the Agent or high-grade debt securities as the Company and the Agent shall agree (all such deposit to be and constitute collateral security for the Company's obligations in respect of the Letters of Credit) the Company agreeing to immediately make each such deposit and acknowledging and agreeing that the Agent would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Agent shall have the right to require the Company to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

SECTION 8. DEFINITIONS; INTERPRETATION OF AGREEMENT.

         Section 8.1. Definitions. The following terms when used herein shall have the following meanings, such terms to be equally applicable to both the singular and the plural of the terms defined:

         "Administrative Agent" shall mean Canadian Imperial Bank of Commerce and its successors as administrative agent hereunder.

         "Agent" means Royal Bank of Canada in its role as agent, issuer of the Letters of Credit hereunder and as arranger.

         "Agents" shall mean the Agent and the Administrative Agent.

         "Applicable Eurodollar Margin" has the meaning specified in Section
2.2 hereof.

         "Applications" has the meaning specified in Section 1.3(b) hereof.

         "Assignment Agreements" has the meanings specified in Section 10.11 hereof.

         "Authorized Representative" shall mean the chief financial officer or such other Persons as such officer may from time to time designate in a writing to the Administrative Agent and its successors.

         "Bid Loan" has the meaning specified in Section 1.4 hereof.

         "Bid Note" has the meaning specified in Section 1.10 hereof.

         "Borrowing" shall mean the total of Loans of a single type made on a single date and, if such Loans are Fixed Rate Loans, for a single Interest Period. The term "Committed Borrowing" shall mean a Borrowing made pursuant to the provisions of Sections 1.1 through 1.3 hereof and the term "Bid Borrowing" shall mean a Borrowing made pursuant to Sections 1.4 through 1.9 hereof.

         "Borrowing Date" has the meaning specified in Section 1.5(a) hereof.

         "Business Day" shall mean any day other than a Saturday or Sunday on which banks are generally open for business in New York, New York and, when used with reference to Eurodollar Loans, a day on which banks are also open for business and dealing in United States Dollar deposits in London, England.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" has the meaning specified in Section 1.1 hereof.

         "Committed Fixed Rate Loans" shall mean Fixed Rate Loans made pursuant to Section 1.1 hereof.

         "Committed Loan" has the meaning specified in Section 1.1 hereof.

         "Committed Note" has the meaning specified in Section 1.10 hereof.

         "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

         "Designated Lender" shall mean a special purpose corporation that (i) is identified as such on the signature pages hereto next to the caption "Designated Lender" or (ii) shall have become a party to this Agreement pursuant to Section 10.12 hereof.

         "Designating Lender" shall mean each Bank that is identified as such on the signature pages hereto next to the caption "Designating Lender" and immediately below the signature of its Designated Lender as well as each Bank that shall designate a Designated Lender pursuant to Section 10.12 hereof.

         "Designation Agreement" shall mean a designation agreement in substantially the form of Exhibit I attached hereto, entered into by a Bank and a Designated Lender and accepted by the Company and the Administrative Agent.

         "Domestic Rate Loan" shall mean a Loan bearing interest as specified in
Section 2.1 hereof.

         "ERISA " shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERlSA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

         "Eurodollar Bid Loans" has the meaning specified in Section 1.4 hereof.

         "Eurodollar Loan" shall mean a Loan bearing interest as specified in
Section 2.2 hereof and "Committed Eurodollar Loan" shall mean a Eurodollar Loan made pursuant to the provisions of Sections 1.1 and 1.2 hereof and "Eurodollar Bid Loan" shall mean a Eurodollar Loan made pursuant to the provisions of
Section 1.4. "Eurodollar Loans" shall include both Committed Eurodollar Loans and Eurodollar Bid Loans unless the context otherwise requires.

         "Eurodollar Reserve Percentage" means, for any day during an Interest Period for a Borrowing of Eurodollar Loans, the rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on such day by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined on any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Event of Default" shall mean any of the events specified in Section
7.1 hereof.

         "Exchange Act Reports" has the meaning specified in Section 4.5 hereof.

         "Fed Funds Rate" shall mean the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 2.1 hereof.

         "Financial Letter of Credit" shall mean a Letter of Credit providing for the financial Guarantee of the payment or repayment of irrevocable obligations, including, without limitation, commercial paper, tax-exempt securities, commercial or individual loans or debt obligations and other letters of credit.

         "Fixed Rate Loans" shall mean all Loans other than Domestic Rate Loans.

         "Funded Debt" shall mean, on any date and for any Person, without duplication, (i) all Indebtedness of such Person for money borrowed (including Capital Lease Obligations), whether issued, assumed or Guaranteed, which has a final maturity (or which, pursuant to its terms, is renewable or extendible at the option of such Person, without regard to whether such option is subject to specified conditions, for a period ending or to a date) more than 12 months after such date, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person, less than 12 months after the date of the computation thereof, (ii) Guarantees by such Person of Funded Debt of other Persons or of dividends and (iii) in the case of any Restricted Subsidiary, all preferred stock of such Restricted Subsidiary. Notwithstanding the foregoing, the term "Funded Debt" shall not include deferred revenue accounts arising from forward sales.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 8.2(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

         "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person or an agreement to purchase, sell or lease (as lessee or lessor) Property or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods or services are delivered or rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include swap or other agreements not constituting Indebtedness for borrowed money, entered into to hedge against fluctuations in the prices of commodities and currencies, deferred revenue accounts arising from forward sales or guarantees of either thereof.

         "Interest Period" shall mean the period commencing on the date a Borrowing of Loans is made and ending on the date, as the Company may select,
(a) in the case of Bid Loans 1-180 days thereafter or (b) in the case of Eurodollar Loans, 1, 2, 3, or 6 months thereafter provided, however, that:

                  1. no Interest Period may extend beyond the Termination Date; and

                  2. whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided, that, in the case of an Interest Period for a Borrowing of Eurodollar Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day.

         For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month. Notwithstanding the foregoing, the Company may request Interest Periods which differ from those set forth above, but the availability of such differing Interest Periods to the Company shall be subject to a determination by each Bank that dollar deposits of the duration requested are readily available to it in the offshore interbank market.

         "L/C Commitment" shall mean $50,000,000.

         "L/C Documents" shall mean the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Obligations" shall mean the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lending Office" has the meaning specified in Section 2.9 hereof.

         "Letters of Credit" shall mean all letters of credit issued pursuant to
Section 1.3 hereof and includes Financial Letters of Credit and Performance Letters of Credit.

         "Level I Status" means the S&P Rating is A- or greater.

         "Level II Status" means the S&P Rating is BBB+.

         "Level III Status" means the S&P Rating is BBB.

         "Level IV Status" means the S&P Rating is BBB-.

         "Level V Status" means the S&P Rating is BB+ or lower.

         "LIBOR" has the meaning specified in Section 2.2 hereof.

         "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes hereof, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "Liquidity Bank" shall mean for any Designated Lender, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Lender to fund such Designated Lender's obligations hereunder or to support the securities, if any, issued by such Designated Lender to fund such obligations, it being understood that a Designating Lender may be a Liquidity Bank.

         "Loan" shall mean any loan made pursuant to Section 1 hereof and "Loans" shall mean the Domestic Rate Loans, Eurodollar Loans and Stated Rate Bid Loans.

         "Loan Commitment" has the meaning specified in Section 1.1 hereof.

         "Loan Documents" shall mean this Agreement, the Notes and the Applications.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents (d) the rights and remedies of the Banks, the Agent and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the reimbursement obligations with respect to the Letters of Credit or other amounts payable in connection therewith. No claim, liability or circumstance shall be deemed to have a Material Adverse Effect if the same can be discharged by the payment of money in an amount not exceeding $50,000,000 in excess of applicable reserves and tax benefits reasonably anticipated in connection with such payment plus the amount the Company in good faith reasonably believes can be recovered out of insurance or from creditworthy third parties. The adverse ruling in the tax dispute in respect of the consolidation of the tax returns of the Company and its Subsidiaries with those of AMAX Inc. for 1984, 1985 and 1986, which is referred to Section 4.10 hereof and is described in the Company's Exchange Act Reports does not, and a subsequent adverse ruling thereon on appeal shall not, constitute a Material Adverse Effect.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Note" shall mean any Committed Note or Bid Note and "Notes" shall mean all Committed Notes and Bid Notes.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Performance Letter of Credit" shall mean any Letter of Credit which is not a Financial Letter of Credit.

         "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plan" shall mean an employee benefit of other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Property" shall mean any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Reference Banks" means Canadian Imperial Bank of Commerce, Royal Bank of Canada, The Chase Manhattan Bank and Union Bank of Switzerland. In the event that any of such Banks ceases to be a "Bank" hereunder or fails to provide timely quotations of interest rates to the Administrative Agent as and when required by this Agreement, then such Bank shall be replaced by a new reference bank jointly designated by the Administrative Agent and the Company.

         "Refunding Borrowing" has the meaning specified in Section 1.2(d) hereof.

         "Reimbursement Obligations" is defined in Section 1.3(c) hereof.

         "Required Banks" shall mean Banks holding 66-2/3% or more of the Commitments or in the event that the Commitments have terminated or expired, those Banks holding 66-2/3% or more of the outstanding principal amount of the Loans and the credit risk incident to the Letters of Credit.

         "Restricted Funded Debt" shall mean on any date, all Funded Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Restricted Subsidiary" shall mean any Subsidiary of the Company which is identified as a Restricted Subsidiary on Schedule II hereto or which, after the date of this Agreement, is designated by the Company (by resolution of its Board of Directors and prior notice to the Administrative Agent) to be a Restricted Subsidiary, provided that any Restricted Subsidiary may be redesignated by the Company (by the same procedure) as an Unrestricted Subsidiary in accordance with the provisions of this definition. Any such designation or redesignation may be made more than once with respect to any Subsidiary of the Company. Notwithstanding the foregoing: (i) no Restricted Subsidiary may be designated an Unrestricted Subsidiary unless (A) such Subsidiary, at the time of such designation, does not own, directly or indirectly, any capital stock of any other Restricted Subsidiary or have any Lien upon any of the assets of any other Restricted Subsidiary and (B) immediately prior to and after such designation no Default shall exist; and (ii) no Unrestricted Subsidiary may be designated a Restricted Subsidiary unless (A) at the time of such designation, such Subsidiary does not have outstanding any obligations with respect to a sale or leaseback transaction which would have been prohibited under Section 6.9 hereof had such Subsidiary been a Restricted Subsidiary at the time of such transaction and (B) immediately prior to and after such designation no Default shall exist and the representations and warranties made by the Company in Section 4 hereof shall be true on and as of the date of such designation with the same force and effect as if made on and as of such date.

         "Restricted Tangible Net Assets" shall mean, on any date, all Property of the Company and its Restricted Subsidiaries (including the amount of any investment in any Person, other than an Unrestricted Subsidiary and other than a Person that was an Unrestricted Subsidiary at the time of the investment but is not a Subsidiary on the date of determination, valued at the cost of the equity interest of the Company and its Restricted Subsidiaries in such Person) which in accordance with GAAP are classified as assets and appear on the asset side of the consolidated balance sheet of the Company and its Restricted Subsidiaries, less, without duplication, (i) the liabilities of the Company and its Restricted Subsidiaries which in accordance with GAAP are classified as liabilities and appear on the liability side of such consolidated balance sheet, excluding any Funded Debt, capital stock and surplus, surplus reserves, provisions for deferred income taxes and minority interests in Restricted Subsidiaries, (ii) depreciation and valuation reserves and other reserves and items deductible in accordance with GAAP other than contingency reserves not allocated to a particular purpose, (iii) goodwill, trade names and trademarks, patents, patent application, copyrights, franchises, licenses, permits, unamortized debt discount and expense, research, development or experimental expense not properly carried in inventory, organizations expenses and other similar intangible assets, (iv) minority interests, if any, in Restricted Subsidiaries and (v) treasury shares, if any, carried as an asset on such balance sheet.

         "S&P Rating" shall mean at any time the rating assigned by Standard & Poor's Corporation to the outstanding unsecured long-term senior indebtedness of the Company. References to specific ratings are references to such ratings as currently defined by Standard & Poor's Corporation and in the event

Standard & Poor's Corporation changes its rating system, each reference to a particular S&P Rating shall be deemed to be a reference to the rating under such new or changed rating system which most closely approximates the credit quality of the particular rating as currently defined. If for any reason an S&P Rating is unavailable for the long-term unsecured indebtedness of the Company, and such a rating is available from one or more other nationally recognized rating agency, then the Administrative Agent, after consultation with the Company and approval of the Required Banks, shall select one of such available rating systems to be used in lieu of the S&P Rating and the Company and the Required Banks shall then negotiate in good faith for an amendment to this agreement substituting such new ratings for the S&P Rating. If no such substitute rating is available or agreed to, then in that event (i) the applicable margin shall be determined by the Administrative Agent, after consultation with the Company, so as to approximate the Administrative Agent's estimate of what the ratings of long-term unsecured senior indebtedness of the Company would have been had S&P Ratings been available, the determination of the Administrative Agent to be final and conclusive provided that it has been made in good faith, and (ii) changes in the Applicable Eurodollar Margin shall become effective as of and on the date of a change in the rating used to determine the same.

         "Stated Rate Bid Loans" has the meaning specified in Section 1.4 hereof.

         "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

         "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the gross book value of assets (excluding goodwill, patents, trademarks, tradenames, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) minus (b) the sum of the following:
(i) reserves applicable to the assets referred to in the foregoing clause (a), and (ii) all liabilities (including accrued and deferred income taxes and subordinated Indebtedness).

         "Termination Date" shall mean October 8, 2002.

         "Unrestricted Subsidiary" shall mean any Subsidiary of the Company other than a Restricted Subsidiary.

         Section 8.2. Accounting Terms and Determinations.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 6.6 hereof, shall mean the audited financial statements as at December 31, 1996 referred to in Section 4.3 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of such latest annual or quarterly financial statements unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.6 hereof, shall mean the audited financial statements referred to in Section 4.3 hereof).

         (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 6.6 hereof
(i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 6 hereof, the Company may not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively, unless (at the first time after such change that the Company furnishes to the Banks financial statements under
Section 6.6 hereof) the Company furnishes to the Banks financial statements for its three full fiscal years prior to such change restated on a pro forma basis to reflect such change.

         (d) References in Sections 4.3 and 6.6 to consolidated financial statements shall be deemed references to consolidated financial statements of the Company and the Consolidated Subsidiaries and references to consolidating financial statements shall be references to financial statements which are separated by reference to the Company and the Restricted Subsidiaries on the one hand and the Unrestricted Subsidiaries on the other hand.

SECTION 9. THE AGENT.

         Section 9.1. Appointment and Duties. For the convenience of the parties hereto, Canadian Imperial Bank of Commerce, New York Agency is appointed Administrative Agent hereunder by and for the Banks with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and by its execution hereof accepts such agency, solely for the purposes herein set forth and as such agency is described herein. The Administrative Agent will transmit promptly to each Bank by telex or telecopy (confirmed by telephone or letter) each notice received by it from the Company hereunder, will advise the Banks promptly upon receipt of all the documents listed in Section 5 and its special counsel will provide each of the Banks with a copy of each of said documents when they are available. The Agents shall have no authority to enforce, nor any duty or responsibility for the enforcement of, any of the terms hereof, except as a Bank hereunder. Neither of the Agents nor any of their directors, officers or employees shall be liable for any action taken or omitted to be taken by them hereunder, except for its or their own gross negligence or willful misconduct. The Administrative Agent shall be protected in acting upon any notice, request, certificate, letter, statement (oral or written) or other documents believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons and, in the case of legal matters, upon the advice of counsel selected by the Administrative Agent. The Administrative Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Administrative Agent receives notice of the assignment of a Note and indebtedness held by a Bank hereunder. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, hereunder in accordance with the instructions of the Required Banks, and such instructions of the Required Banks and any action taken or not taken pursuant thereto shall be binding on all Banks. The Agents shall be acting as independent contractors hereunder and nothing herein shall be deemed to impose on the Agents any fiduciary obligations to the Banks or the Company.

         Section 9.2. Sufficiency of the Agreement. The Agents take no responsibility for the truth of any warranties or representations given or made herein, and the Agents shall not be responsible to the Banks for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, the Applications or any other related documents.

         Section 9.3. Independent Investigation. Each Bank warrants that it has made its own independent investigations of the financial condition and affairs of the Company in connection with the making and continuance of the Loans hereunder and has not relied upon any memorandum or other information provided to such Bank by either of the Agents and each Bank represents that it shall continue throughout the duration of this Agreement to make its own independent appraisal of the Company.

         Section 9.4. Agents as Banks. The Agents shall be under the same obligations and be entitled to the same rights and powers in their capacities as Banks as if they were not the Agents and neither of Agents shall be obliged by reason of its position to account to any other Bank for any sum received by it hereunder in its capacity as a Bank or for the profit element thereof and the Agents or any Bank may, without liability to account to the other Banks, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Company and its affiliates as if they were not the Agents or a Bank, as the case may be.

         Section 9.5. Indemnification. The Company and (to the extent not reimbursed by the Company) each Bank (pro rata in accordance with their respective Commitments) agrees to indemnify the Agents and each of them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred or asserted against them (in their capacities as such) in any way relating to or arising out of this Agreement, provided that neither the Company nor any Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising from the gross negligence or willful misconduct of the party, including its officers, directors, employees and agents, indemnified pursuant hereto.

         Section 9.6. Refusal to Act. Except for action expressly required of the Administrative Agent or Agent hereunder, the Agents shall in all cases each be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agents or either of them to take certain actions, the Agents shall be fully justified in using their discretion in failing to take or in taking any action hereunder.

         Section 9.7. Successor Agents. Subject to the appointment and acceptance of a successor as provided below, the Agents or either of them may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Company shall appoint from among the Banks a successor (who must agree to such appointment) Agent or Administrative Agent (as appropriate) for the Banks, which successor shall be approved by the Required Banks, whereupon such resignation shall become effective and such successor shall succeed to the rights, powers and duties of the Administrative Agent or Agent, as the case may be, and the retiring party shall be discharged from its duties and obligations hereunder; provided, however, that from and after the occurrence of an Event of Default any such successor shall be appointed solely by the Required Banks. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provision of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Agent, as the case may be. The foregoing to the contrary notwithstanding, if the Agent resigns, then the Agent shall retain all rights, powers and duties with respect to Letters of Credit issued by it hereunder prior to its resignation becoming effective.

         Section 9.8. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank (provided, that such notice may be given up to 1:00 p.m. (New York time) on the date of Borrowing in the case of Domestic Rate Loans and Stated Rate Bid Loans), or a participation in a Letter of Credit drawing to be acquired by such Bank, hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for the first three Business Days after the Advance Date and thereafter at the rate of interest applicable to past due Domestic Rate Loans. The Administrative Agent shall promptly remit to the Banks payments received from the Company in like funds as so received from the Company and in the event that the Administrative Agent receives any payment for the account of the Company on or prior to the time when such payment is required to be made hereunder on a given day, and fails to remit same to the Banks entitled thereto on the date of receipt, the Administrative Agent shall pay interest thereon to the Banks from the date of receipt to (but excluding) the date the Administrative Agent remits such payment at a rate per annum equal to the Federal Funds Rate.

SECTION 10. MISCELLANEOUS.

         Section 10.1. Waiver of Rights. No delay or failure on the part of the Company, any Bank or the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof, or the exercise of any other power or right, preclude any other right or the further exercise of any other rights, and the rights and remedies hereunder of the Company, the Banks and of the holder or holders of any Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 10.2. Non-Business Day. If any payment of principal or interest on any Domestic Rate Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

         Section 10.3. Documentary Taxes. The Company agrees to pay any documentary, stamp or similar taxes payable in respect to this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 10.4. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 10.5. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Fixed Rate Loans shall survive the termination of this Agreement and the payment of the Notes.

         Section 10.6. Set-off Sharing. Each Bank agrees with each other Bank a party hereto that in the event such Bank shall receive and retain any payment, whether by setoff or application of deposit balances or otherwise ("Set-off"), on or in respect of any Note or Letter of Credit outstanding under this Agreement in excess of its ratable share of payments on all Notes then outstanding to the Banks (except for payments on or in respect of Bid Loans made on their due dates and prior to the occurrence of an Event of Default and reimbursements to the Agent of draws under Letters of Credit), then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Notes held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

         Section 10.7. Notices. All communications provided for herein shall be in writing or by telex or by telecopy, except as otherwise specifically provided for hereinabove, addressed to the appropriate party at their respective addresses set forth opposite their respective signatures hereto, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 10.7. Any notice in writing shall be deemed to have been given or made when served personally or when received if sent by United States mail, and any notice given by telex or telecopy means shall be deemed given when transmitted (answerback confirmed); provided that any notice to the Administrative Agent or any Bank under Sections I and 2 hereof shall only be effective upon receipt.

         Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, provided that the Company and Administrative Agent shall execute each counterpart, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         Section 10.9. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall be binding upon and inure to the benefit of the Banks and their respective successors and permitted assigns, including any subsequent holder of any Note. The Company may not assign its rights or obligations hereunder without the prior written consent of the Banks.

         Section 10.10. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations held by such Bank at any time and from time to time to one or more other financial institutions, provided that no such participant shall have any rights under this Agreement or any Note (the participant's rights against the Bank granting its participation to be those set forth in the participation agreement between the participant and such Bank). Each such Bank shall be entitled to the benefits of yield protection provisions hereof to the extent such Bank would have been so entitled had no such participation been sold, but such Bank shall not be entitled to any additional benefits as a result of, and shall indemnify the Company against, any claim arising out of the sale of such participation.

         Section 10.11. Assignment Agreements. Each Bank may, from time to time, with the consent of the Company, the Administrative Agent and Agent (which will not in any instance be unreasonably withheld), assign to other financial institutions part of the indebtedness evidenced by the Notes then owned by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incident to the Letters of Credit pursuant to written agreements executed by the assignor, the assignee and the Company, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignor and the portion of the Commitment of the assignor and the credit risk incident to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that the Company may in its sole discretion withhold its consent to any assignment by a Bank of less than all of its Commitment if as a result thereof the assignor will have a Commitment hereunder of less than $15,000,000 or the assignee will have a Commitment hereunder of less than $10,000,000, further provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Bank of any Note or other obligation hereunder to a Federal Reserve Bank. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Company (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitment assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, and upon return to the Company of the outstanding Committed Note of the Assignor, the Company shall execute and deliver a Committed Note to the assignee Bank in the amount of its Commitment and a Bid Note to the assignee and a new Committed Note to the assignor Bank in the amount of its Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Administrative Agent, as a condition to such assignment, an administrative fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Company.

         Section 10.12. Designated Lenders. Subject to the terms of this Section 10.12, any Bank may at any time designate not more than one Designated Lender to fund Committed Loans and/or Bid Loans on behalf of such Designating Lender and the provisions of Section 10.11 hereof shall not apply to such designation; provided that each Designated Lender which is not a United States person (as such term is defined in Section 701(a)(30) of the Code) shall comply with the provisions of Section 3.9 hereof. Such designation may occur either by the execution of the signature pages hereof by such Bank and Designated Lender next to the appropriate "Designating Lender" and "Designated Lender" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Bank and its Designated Lender executing the signature pages hereof as the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be accepted by the Company and the Administrative Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Administrative Agent and the Company for their acceptance a Designation Agreement. Upon receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Company, in its sole discretion, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Company and the other Banks whereupon, from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement as a Designated Lender with a right to make Committed Loans and Bid Loans on behalf of its Designating Lender.

         No Designated Lender shall be required to make payments with respect to any obligations and liabilities under this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. The Company and each of the Banks and each of the Agents agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

         Each Designating Lender, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (i) receive any and all payments made for the benefit of such Designated Lender (and all payments made to such Designating Lender shall be a good receipt and acquittance as against its Designated Lender and such Designated Lender's successors and assigns) and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The Company, the Agents and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same and any such act shall be fully binding on such Designated Lender and its successors and assigns. No Designated Lender may assign or transfer all of any portion of its interest hereunder, other than via an assignment of all of its interest hereunder to its Designating Lender or Liquidity Bank, if any, or otherwise in accordance with the provisions of Section 10.11 hereof.

         Anything contained in this Section 10.12 to the contrary notwithstanding each Designating Lender (i) shall be and remain fully responsible and liable to the Company, each of the Agents and each of the Banks for each and every obligation and liability of such Designating Lender and its Designated Lender arising under or with respect to this Agreement or the other Loan Documents and (ii) shall indemnify and hold the Company, each of the Agents and the other Banks harmless from and against any and all liabilities, losses, costs or expenses of whatever nature suffered or incurred by any of them, resulting directly or indirectly from its designation of a Designated Lender hereunder or under a Designation Agreement or the fact that its Designated Lender funded Loans hereunder. Without limiting the generality of the foregoing, each Designating Lender shall be and remain fully liable and responsible for insuring that all Loans to be made under its Commitment are made as and when required by this Agreement and if its Designated Lender fails to make any such Loan, such Designating Lender shall make such Loan and shall be and remain fully liable to the Company and the Agents for any delays in the funding thereof. In order to hold a Designating Lender liable for failure by a Designated Lender to perform any liability or obligation of its Designated Lender hereunder or under its Designation Agreement the Company, the Agents or any other party to whom such obligation or liability is owed shall not be required to first seek performance or payment thereof from such Designated Lender or to exhaust any remedies which they may have against such Designated Lender, but may immediately proceed against the Designating Lender in question.

         Section 10.13. Costs and Expenses. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder or in connection with the transactions contemplated hereby or thereby or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and Agent (which shall be Chapman and Cutler) with respect to all of the foregoing, and all reasonable costs and expenses (including reasonable attorneys' fees and the reasonable allocated costs of internal legal services and all disbursements of internal legal counsel employed by a Bank in lieu of external counsel for such Bank), incurred by the Administrative Agent, the Agent, the Banks or any other holders of a Note in connection with a default or the enforcement of the Loan Documents and the other instruments and documents to be delivered hereunder or thereunder. The Company agrees to indemnify and save the Banks, the Agent and the Administrative Agent harmless from any and all liabilities, losses, costs and expenses incurred by the Banks or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes or out of any action or inaction by the Administrative Agent or any Bank hereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified. The provisions of this Section 10.13 and the protective provisions of Sections 2 and 3 hereof shall survive payment of the Notes and other obligations hereunder.

         Section 10.14. Amendments and Waivers. No provision of this Agreement may be amended or waived except in writing signed by the Company and the Required Banks and, if the rights or duties of the Administrative Agent or the Agent are affected thereby, by the Administrative Agent and/or the Agent (as appropriate); provided that no such amendment or waiver shall, unless signed by a Bank, (i) increase or extend the Commitment of such Bank or subject such Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan from such Bank or any fees due such Bank hereunder or (iii) change the stated time or manner of any payment of principal of or interest on any Loan from such Bank or any fees due such Bank hereunder, and no such amendment shall, unless signed by all Banks, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, the shares of the risk incident to the Letters of Credit, or the number of Banks, required for the Banks or any of them to take any action under this Section 10.14 or any other provisions of this Agreement.

         Section 10.15. Governing Law, Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 10.16. Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 10.17. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

         Section 10.18. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement."

ARTICLE 2. EXHIBITS.

         The exhibits and schedules to the Credit Agreement shall be amended and as so amended shall be restated in their entirety to read in accord with the exhibits and schedules attached hereto.

ARTICLE 3. CHANGES IN BANKS.

         As of and on the Effective Date (as hereinafter defined), (i) Union Bank of Switzerland and The Sakura Bank Limited (the "Withdrawing Banks") shall no longer be Bank parties to the Credit Agreement as amended and restated hereby and, accordingly, shall have no further commitment or obligation to extend credit to the Company or participate in the credit risk incident to Letters of Credit issued pursuant to the Credit Agreement as amended and restated hereby and (ii) the Banks which are named on the signature pages hereof which were not previously Bank parties to the Credit Agreement (the "New Banks") shall each become a Bank party to the Credit Agreement as amended and restated hereby, with a Commitment in the amount set forth opposite its signature hereto and with all of the rights and obligations of a Bank hereunder. Each such New Bank shall be deemed to have made the representations to and agreements with the Agents as are set forth in Section 9 of the Credit Agreement as amended and restated hereby.

ARTICLE 4. THE COMMITMENTS OF THE BANKS.

         From and after the Effective Date the Commitment of each Bank shall be as set forth opposite its signature hereto.

ARTICLE 5. CONDITIONS PRECEDENT TO EFFECTIVENESS.

         This Amended and Restated Credit Agreement, including the exhibits and schedules hereto, shall become effective on October 9, 1997 (the "Effective Date"), provided that all of the following conditions have then been satisfied:

                  (a) Notes and Agreement. The Administrative Agent shall have received (i) a counterpart of this Agreement for each Bank other than the Withdrawing Banks (the "Continuing Banks") and each New Bank, duly executed by an Authorized Representative and (ii) for each Continuing Bank and each New Bank, a Committed Note in the amount of its Commitment and a Bid Note (each Committed Note and Bid Note to constitute a "Note" for all purposes of the Credit Agreement as amended and restated hereby), each duly executed by an Authorized Representative, the Notes issued in favor of the Continuing Banks to be issued in substitution and replacement for the Notes heretofore issued to them pursuant to the Credit Agreement.

                  (b) Legal Opinion. The Administrative Agent shall have received, with a copy for each Continuing Bank and each New Bank, opinions of the Senior Vice President and General Counsel of the Company and of Messrs. Sullivan & Cromwell dated the Closing Date, substantial in the forms of Exhibits G and H.

                  (c) Corporate Proceedings. The Administrative Agent shall have received, with a copy for each Continuing Bank and each New Bank, a copy of the resolutions of the Board of Directors of the Company (or the Executive Committee thereof) authorizing the execution, delivery and performance of this Amended and Restated Credit Agreement and the Notes, the consummation of the transactions contemplated hereby and the borrowings and letters of credit provided for herein, in each case certified, with a copy of such certification for each Continuing Bank and each New Bank, by the Secretary or an Assistant Secretary thereof as of the Effective Date; and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

                  (d) Corporate Documents. The Administrative Agent shall have received, with a copy for each Continuing Bank and each New Bank, true and complete copies of the Restated Certificate of

         Incorporation and by-laws of the Company, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

                  (e) Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Continuing Bank and each New Bank, a certificate of the Secretary or an Assistant Secretary of the Company, dated the Effective Date, as to the incumbency and signatures of the officers thereof executing each of this Amended and Restated Credit Agreement and the Notes to be executed and delivered hereunder and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                  (f) Fees. The Agents shall have received all fees and expenses payable by the Company to the Continuing Banks, the New Banks, the Administrative Agent and the Agent in connection with this Amended and Restated Credit Agreement on or prior to the Effective Date.

                  (g) Bid Loans. As of the Effective Date there shall either be no Bid Loans outstanding (other than Bid Loans maturing on the Effective Date) or the holders of such Bid Loans shall have agreed to accept prepayment of same on the Effective Date.

                  (h) Closing Certificate. The Agent shall have received, with a copy for each Bank, a signed closing certificate dated as of the Effective Date in the form annexed hereto as Exhibit I (being acknowledged that such a certificate shall constitute a certificate furnished by the Company pursuant to the Credit Agreement for purposes of Section 7.1(c) thereof).

                  (i) Closing Adjustments. Provided that all of the foregoing conditions precedent have been satisfied on the Effective Date, the Company shall on the Effective Date pay to the Administrative Agent for prompt distribution to the Withdrawing Banks all principal of and interest on Loans from the Withdrawing Banks which are outstanding on the Effective Date and all facility fees and Letter of Credit fees which have accrued for the account of the Withdrawing Banks through the Effective Date. If there are Committed Loans outstanding on the Effective Date and the foregoing conditions precedent have been satisfied then on the first day on which such Committed Loans can be repaid without requiring the Company to make a payment to the Banks under Section 2.5 hereof, there shall be such non-ratable Borrowing and repayments of the Committed Loans as shall be necessary so that after giving effect thereto the percentage of the Commitment of each Continuing Bank in use through Committed Loans is identical. If any requests are made for Committed Loans under the Credit Agreement as amended and restated hereby prior to the foregoing adjustments having been made, the same shall be allocated as among the Continuing Banks so the percentage of the Commitment of each Bank in use through Committed Loans will be as close to identical as is possible, and the Company shall select Interest Periods therefor (in the case of Committed Eurodollar Loans) which are co-terminus with the Interest Periods applicable to any Committed Eurodollar Loans which are not refunded at the time this Amended and Restated Credit Agreement becomes effective.

ARTICLE 6. RETURN OF NOTES.

         Promptly upon this Amended and Restated Credit Agreement becoming effective, the Continuing Banks shall return to the Agent the Notes now held by them marked "cancelled" or "superseded", the Withdrawing Banks shall return the Notes issued to them to the Agent marked "cancelled", and the Agent shall thereupon return such Notes to the Company, provided that if any of such Notes are lost the Bank to which such Notes were issued shall instead indemnify the Company from any liability, loss or cost arising as a result of such loss.

ARTICLE 7. MISCELLANEOUS.

         All references in the Credit Agreement as amended and restated hereby to "the date hereof" shall, from and after the Effective Date, be deemed references to the date of this Amended and Restated Credit Agreement. No reference to this Amended and Restated Credit Agreement need be made in any Loan Document or in any other instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended and restated hereby. This Amended and Restated Credit Agreement shall be construed in accordance with and governed by the law of the State of New York and may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all one in the same instrument.

         Upon your acceptance hereof in the manner hereinafter set forth, this Amended and Restated Credit Agreement shall be a contract between us for the purposes hereinabove set forth.

         Executed and delivered as of this 9th day of October, 1997.


                           ALUMAX INC.

                           By /s/ Thomas L. Gleason
                              ----------------------------------
                              Its     Treasurer
                                  ------------------------------

                           Address for Notices:

                           3424 Peachtree Road, N.E.
                           Suite 2100
                           Atlanta, Georgia 30326
                           Attention: Thomas L. Gleason, Treasurer
                           Telecopy:  (404) 846-4654
                           Telephone: (404) 846-4541

                           with a copy to:

                           3424 Peachtree Road, N.E.
                           Suite 2100
                           Atlanta, Georgia 30326
                           Attn: Senior Vice President and General Counsel
                           Telecopy:  (404) 846-4769
                           Telephone: (404) 846-4651

Commitment:                         ROYAL BANK OF CANADA

$90,000,000                         By /s/ John Crawford
                                       -----------------------------
                                       Its  Senior Manager
                                            ------------------------

                                    Address for Notices:

                                    U.S.A. Headquarters
                                    Financial Square
                                    32 Old Slip
                                    New York, New York 10005-3531
                                    Attention: John Crawford, Senior Manager
                                    Telecopy:  (212) 428-6459
                                    Telephone: (212) 428-6261

                                    Lending Offices:

                                    Domestic Rate Loans:

                                    Same as above address
                                    Attention: V. Levons
                                    Telecopy:  (212) 428-2372
                                    Telephone: (212) 428-6322

                                    Eurodollar Loans:

                                    Royal Bank of Canada
                                    Grand Cayman No. 1 (N.A. Branch)
                                    c/o New York Branch
                                    Attention: V. Levons
                                    Telecopy:  (212) 428-2372
                                    Telephone: (212) 428-6322

                                    Stated Rate Loans:

                                    Same as above address
                                    Attention: I. Wanamaker
                                    Telecopy:  (212) 428-2310
                                    Telephone: (212) 428-6308

                                    CANADIAN IMPERIAL BANK OF COMMERCE,
                                      as Administrative Agent


                                    By /s/  Lindsay Gordon
                                       --------------------------------------
                                       Its  Director
                                            ---------------------------------
                                            CIBC Wood Gundy Securities Corp.,
                                            As Agent

                                    Address for Notices:

                                    425 Lexington Avenue, 6th Floor
                                    New York, New York 10017
                                    Attention: Lindsay Gordon, Vice President
                                    Telecopy:  (212) 885-4995
                                    Telephone: (212) 856-3579

Commitment:                         CIBC INC.
                                      as a Bank
$85,000,000

                                    By /s/  Lindsay Gordon
                                       --------------------------------------
                                       Its  Director
                                            ---------------------------------
                                            CIBC Wood Gundy Securities Corp.,
                                            As Agent

                                    Address for Notices:
                                    CIBC Inc.
                                    425 Lexington Avenue, 6th Floor
                                    New York, New York 10017

                                    Attention: Lindsay Gordon, Vice President
                                    Telecopy:  (212) 885-4995
                                    Telephone: (212) 856-3579

                                    Lending Offices:

                                    Domestic Rate Loans:

                                    Same as Administrative Agent

                                    -----------------------------------------

                                    -----------------------------------------

                                    Eurodollar Loans:

                                    Same as Administrative Agent

                                    -----------------------------------------

                                    -----------------------------------------

                                    Stated Rate Loans:

                                    Same as Administrative Agent

                                    -----------------------------------------

                                    -----------------------------------------

Commitment:                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION

$67,500,000                         By /s/ Michelle W. Kacergis
                                       ---------------------------------------
                                       Its Managing Director
                                           -----------------------------------

                                    Address for Notices:

                                    1230 Peachtree Street
                                    Suite 3800
                                    Atlanta, Georgia 30309
                                    Attention: Ms. Michelle W. Kacergis,
                                                Managing Director
                                    Telecopy:  (404) 249-6938
                                    Telephone: (404) 249-6906

                                    Lending Offices:

                                    Domestic Rate Loans:

                                    231 S. LaSalle Street 200-9
                                    Chicago, IL 60697
                                    Attention: Joycelyn Gay
                                    Telecopy:  (312) 974-9626

                                    Eurodollar Loans:

                                    Same as Domestic Rate Loan

                                    ------------------------------------------

                                    ------------------------------------------

                                    Stated Rate Loans:

                                    555 California Street, 10th Floor
                                    San Francisco, CA 94104
                                    Attention: Linda Webster
                                    Telecopy:  (415) 622-2235

Commitment:                        BANK OF MONTREAL

$67,500,000
                                   By /s/ Joanna S. Bellocq
                                     ------------------------------------------
                                     Its  DIRECTOR
                                        ---------------------------------------

                                   Address for Notices:

                                   430 Park Avenue, 14th Floor
                                   New York, New York 10022
                                   Attention: Joanna Bellocq
                                   Telecopy:  (212) 605-1451
                                   Telephone: (212) 605-1637

                                   Lending Offices:

                                   Domestic Rate Loans:

                                   Bank of Montreal, Chicago Branch
                                   115 South LaSalle Street
                                   Chicago, IL 60603

                                   Eurodollar Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Stated Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

Commitment:                             THE CHASE MANHATTAN BANK


$67,500,000
                                        By /s/ James H. Ramage
                                          -------------------------------------
                                          Its  Vice President
                                             ----------------------------------


                                        Address for Notices:

                                        270 Park Avenue, 23rd Floor
                                        New York, New York 10017
                                        Attention: Jim Ramage, Vice President
                                        Telecopy:  (212) 270-4724
                                        Telephone: (212) 270-1373

                                        Lending Offices:

                                        Domestic Rate Loans:

                                        Same as above

                                        ---------------------------------------

                                        ---------------------------------------

                                        Eurodollar Loans:

                                        Same as above

                                        ---------------------------------------

                                        ---------------------------------------

                                        Stated Rate Loans:

                                        Same as above

                                        ---------------------------------------

                                        ---------------------------------------

Commitment:                      CREDIT LYONNAIS ATLANTA AGENCY


$67,500,000                      By /s/ Robert Ivosevich
                                   -------------------------------------
                                   Its  SENIOR VICE PRESIDENT
                                      ----------------------------------


                                 Address for Notices:

                                 One Peachtree Center, Suite 4400
                                 303 Peachtree Street, N.E.
                                 Atlanta, Georgia 30308
                                 Attention: Christina Earnshaw, Vice President
                                 Telecopy: (404) 584-5249
                                 Telephone:(404) 524-3700

                                 Lending Offices:

                                 Domestic Rate Loans:

                                 Same as above

                                 ---------------------------------------

                                 ---------------------------------------

                                 Eurodollar Loans:

                                 Same as above

                                 ---------------------------------------

                                 ---------------------------------------

                                 Stated Rate Loans:

                                 Same as above

                                 ---------------------------------------

                                 ---------------------------------------

Commitment:                     THE FIRST NATIONAL BANK OF CHICAGO


$67,500,000
                                By /s/ Brett C. Neubert
                                  -------------------------------------
                                  Its  Authorized Agent
                                     ----------------------------------

                                Address for Notices:

                                1 First National Plaza, Suite 0324
                                Chicago, Illinois 60670-0324
                                Attention: Brett C. Neubert, Vice President
                                Telecopy:  (312) 732-2991
                                Telephone: (312) 732-2752

                                Lending Offices:

                                Domestic Rate Loans:

                                Same as above address
                                Attention: Bill Laird
                                Telephone: (312) 732-5635

                                Eurodollar Loans:

                                Same as above

                                ---------------------------------------

                                ---------------------------------------


                                Stated Rate Loans:

                                Same as above

                                ---------------------------------------

                                ---------------------------------------

Commitment:                             WACHOVIA BANK, N.A.


$67,500,000

                                        By /s/ William R. McCamay
                                          -------------------------------------
                                          Its Assistant Vice President
                                             ----------------------------------

                                        Address for Notices:

                                        191 Peachtree Street
                                        Atlanta, GA 30303-1757
                                        Attention: Mr. Bill McCamay
                                        Telecopy: (404) 332-5016
                                        Telephone:(404) 332-1371

                                        Lending Offices:

                                        Domestic Rate Loans:

                                        Same as above

                                        ---------------------------------------

                                        ---------------------------------------

                                        Eurodollar Loans:

                                        Same as above

                                        ---------------------------------------

                                        ---------------------------------------


                                        Stated Rate Loans:

                                        Same as above

                                        ---------------------------------------

                                        ---------------------------------------

Commitment:               MELLON BANK, N.A.


$45,000,000               By /s/ Dwayne R. Finney
                            -------------------------------------
                            Its  Assistant Vice President
                               ----------------------------------

                          Address for Notices:

                          One Mellon Bank Center
                          Room 4401
                          Pittsburgh, PA 15258-0001
                          Attention: Mr. Dwayne R. Finney, Asst. Vice President
                          Telecopy:  (412) 234-8888
                          Telephone: (412) 236-5914


                          Lending Offices:

                          Domestic Rate Loans:

                          Same as above

                          ---------------------------------------

                          ---------------------------------------


                          Eurodollar Loans:

                          Same as above

                          ---------------------------------------

                          ---------------------------------------


                          Stated Rate Loans:

                          Same as above

                          ---------------------------------------

                          ---------------------------------------

Commitment:                        BANQUE NATIONALE DE PARIS


$25,000,000                        By /s/ Eva Millar Russo Sally S. Haswell
                                     ------------------------------------------
                                     Its Vice President    Vice President
                                        ---------------------------------------

                                   Address for Notices:

                                   499 Park Avenue, 3rd Floor
                                   New York, New York 10022
                                   Attention: Ms. Sally S. Haswell
                                   Telecopy:  (212) 415-9898
                                   Telephone: (212) 418-8243

                                   Lending Offices:

                                   Domestic Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Eurodollar Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Stated Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

Commitment:                   THE BANK OF TOKYO-MITSUBISHI LTD., ATLANTA
                                AGENCY

$25,000,000                   By /s/ Brandon A. Meyerson
                                -----------------------------------------------
                                Its  Assistant Vice President
                                   --------------------------------------------

                              Address for Notices:

                              Georgia-Pacific Center, Suite 4970
                              133 Peachtree, N.E.
                              Atlanta, GA 30303-1808
                              Attention: Mr. Gary L. England
                              Telecopy:  (404) 577-1155
                              Telephone: (404) 577-2960

                              Lending Offices:

                              Domestic Rate Loans:

                              Same as above

                              -------------------------------------------------

                              -------------------------------------------------

                              Eurodollar Loans:

                              Same as above

                              -------------------------------------------------

                              -------------------------------------------------

                              Stated Rate Loans:

                              Same as above

                              -------------------------------------------------

                              -------------------------------------------------

Commitment:                   COMMERZBANK AG,
                                ATLANTA AGENCY

$25,000,000
                              By /s/ Harry Yergey       Eric Kagerer
                                -----------------------------------------------
                                Its  Harry Yergey, SVP  Eric Kagerer, VP


                              Address for Notices:

                              Promenade Two, Suite 3500
                              1230 Peachtree Street N.E.
                              Atlanta, Georgia 30309
                              Attention: Harry P. Yergey, SVP & Manager
                              Telecopy: (404) 888-6539
                              Telephone:(404) 888-6500

                              Lending Offices:

                              Domestic Rate Loans:

                              Same as above

                              -------------------------------------------------

                              -------------------------------------------------


                              Eurodollar Loans:

                              Same as above

                              -------------------------------------------------

                              -------------------------------------------------

                              Stated Rate Loans:

                              Same as above

                              -------------------------------------------------

                              -------------------------------------------------


                              Designating Lender:

                              COMMERZBANK AG,
                                ATLANTA AGENCY

                              By /s/ Harry Yergey, SVP    Eric Kagerer, VP
                                -----------------------------------------------
                                Its  Harry Yergey, SVP    Eric Kagerer, VP
                                   --------------------------------------------

                              Designated Lender:

                              FOUR WINDS FUNDING CORPORATION

                              By /s/ James F. Ahern       Carl H. Jackson
                                -----------------------------------------------

                                Its  Vice President       Vice President
                                   --------------------------------------------

Commitment:                        DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                                     CAYMAN ISLANDS BRANCH

$25,000,000
                                   By /s/ John Summers
                                     ------------------------------------------
                                     Its  SVP
                                        ---------------------------------------

                                   By /s/ Eric Zimmerman
                                     ------------------------------------------
                                     Its  Assistant Treasurer
                                        ---------------------------------------

                                   Address for Notices:

                                   Atlanta Agency, Suite 2900
                                   303 Peachtree Street N.E.
                                   Atlanta, Georgia 30308
                                   Attention: Mr. Eric Zimmerman
                                   Telecopy:  (404)524-4006
                                   Telephone: (404)524-3966

                                   Lending Offices:

                                   Domestic Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------


                                   Eurodollar Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------


                                   Stated Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

Commitment:                        DRESDNER BANK AG, NEW YORK BRANCH


$25,000,000
                                   By  /s/ Thomas Lake
                                     ------------------------------------------
                                     Its   VICE PRESIDENT
                                        ---------------------------------------

                                   BY  /s/ Michael Terry
                                     ------------------------------------------
                                     Its   ASSISTANT VICE PRESIDENT
                                        ---------------------------------------


                                   Address for Notices:

                                   75 Wall Street, 25th Floor
                                   New York, NY 10005-2889
                                   Attention: Robert J. Preminger
                                   Telecopy:  (212) 429-2192
                                   Telephone: (212) 429-2752

                                   Lending Offices:

                                   Domestic Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Eurodollar Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Stated  Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

Commitment:                 THE FUJI BANK, LIMITED


$25,000,000                 By /s/ Toshihiro Mitsui
                              ------------------------------------------
                              Its  Senior Vice President & Senior Manager
                                 ---------------------------------------


                            Address for Notices:

                            Marquis One Tower, Suite 2100
                            245 Peachtree Center Ave., N.E.
                            Atlanta, Georgia 30303-1208
                            Attention: Mr. Clarence Mahovlick, Vice President
                            Telecopy:  (404) 653-2119
                            Telephone: (404) 653-3316

                            Lending Offices:

                            Domestic Rate Loans:

                            Same as above

                            --------------------------------------------

                            --------------------------------------------

                            Eurodollar Loans:

                            Same as above

                            --------------------------------------------

                            --------------------------------------------

                            Stated Rate Loans:

                            Same as above

                            --------------------------------------------

                            --------------------------------------------

Commitment:                        SUNTRUST BANK, ATLANTA


$25,000,000
                                   By /s/ Chris Deisley
                                     ------------------------------------------
                                     Its  FVP
                                        ---------------------------------------

                                   By /s/ R. M. Dunlap
                                     ------------------------------------------
                                     Its  Vice President
                                        ---------------------------------------

                                   Address for Notices:

                                   25 Park Place
                                   23rd Floor
                                   Atlanta, Georgia 30303
                                   Attention: Mr. Chris Deisley
                                   Telecopy:  (404) 588-8833
                                   Telephone: (404) 588-8684

                                   Lending Offices:

                                   Domestic Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Eurodollar Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

                                   Stated Rate Loans:

                                   Same as above

                                   --------------------------------------------

                                   --------------------------------------------

Commitment:                        UNION BANK OF SWITZERLAND


$0
                                   By /s/ Hamilton W. Bullard   C.C. Glockler
                                     ------------------------------------------
                                     Its  ASSISTANT TREASURER   DIRECTOR
                                        ---------------------------------------


                                   Address for Notices:

                                   299 Park Avenue, 33rd Floor
                                   New York, New York 10171
                                   Attention: Robert W. Casey, Vice President
                                   Telecopy:  (212) 821-3383
                                   Telephone: (212) 821-3329

                                   Lending Offices:

                                   Domestic Rate Loans:

                                   299 Park Avenue
                                   New York, New York 10171
                                   Attention: Michael Peterson

                                   Eurodollar Loans:

                                   299 Park Avenue
                                   New York, New York 10171
                                   Attention: Michael Peterson

                                   Stated Rate Loans:

                                   299 Park Avenue
                                   New York, New York 10171
                                   Attention: Michael Peterson

                                   EXHIBIT A

                         BID LOAN REQUEST CONFIRMATION

[Date]

Canadian Imperial Bank of Commerce,
     as Administrative Agent for the Banks party to the Credit Agreement referred to below

Attention:
          --------------------

Dear                    :
     -------------------

     The undersigned, Alumax Inc. (the "Company"), refers to the Amended and Restated Credit Agreement dated as of October 9, 1997 (the "Credit Agreement"), among the Company, the Banks named therein, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company hereby confirms that it has, on the date hereof, given you notice pursuant to
Section 1.5 of the Credit Agreement that it requests a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:

(A)  Type of Bid Loan Borrowing  (1)                        -------------------

(B)  Date of Bid Loan Borrowing (2)                         -------------------

(C)  Aggregate Principal                Stated Rate         Eurodollar
     Amount of Bid Loan                 -----------         ----------
     Borrowing (3)
                                        -----------         ----------

(D   Maturities (4)                     -----------         ----------

                                        -----------         ----------

                                        -----------         ----------

---------------------------

(1)  Stated Rate or Eurodollar.

(2) The Bid Loan Request Confirmation must be received on a Business Day by the Administrative Agent not later than 11:30 A.M. (New York time) one (1) Business Day before the proposed Borrowing Date in the case of Stated Rate Bid Loans and five Business Days before the proposed Borrowing Date in the case of Eurodollar Bid Loans.

(3)  Not less than $10,000,000 and in integral multiples of $5,000,000.

(4) List up to 3 maturities of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3 or 6 months in the case of Eurodollar Bid Loans, but never beyond the Termination Date.

(E)  If applicable, maxi-          --------------      ---------------
     mum amount requested          --------------      ---------------
     for each maturity             --------------      ---------------


     Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Company shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement.

                                              ALUMAX, INC.

                                              By
                                                -------------------------------
                                                Its
                                                   ----------------------------

                                   EXHIBIT B

                               INVITATION TO BID

[Name of Bank]                                                          [Date]
[Address]

Attention:

     Reference is made to the Amended and Restated Credit Agreement dated as of October 9, 1997 (the "Credit Agreement") among Alumax Inc., (the "Company"), the Banks named therein, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company made a Bid Loan Request on _______, ________ pursuant to Section 1.5(a) of the Credit Agreement, and in that connection you are invited to submit a Bid by [Date](1). Your Bid must comply with Section 1.5(c) of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

(A)  Type of Bid Loan Borrowing (2)                ------------

(B)  Date of Bid Loan Borrowing                    ------------


                                   Stated          Eurodollar
                                   ------          ----------

(C)  Aggregate Principal Amount
     of Bid Loan Borrowing
                                   -------------   ----------
(D)  Maturities and maximum
     amount, if different from
     (C), for any maturity         -------------   ----------

                                   Very truly yours,


                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                     as Administrative Agent

                                   By
                                     ------------------------------------------
                                     Its
                                        ---------------------------------------

--------------------

(1) The Bid must be received by the Administrative Agent not later than 10 a.m. New York time, on the proposed Borrowing Date for Stated Rate Bid Loans and 2:00 p.m. four Business Days prior to the proposed
          Borrowing Date for Eurodollar Bid Loans.

(2)  Stated Rate or Eurodollar

                                   EXHIBIT C

                              CONFIRMATION OF BID


Canadian Imperial Bank of Commerce, as                                   [Date]
  Administrative Agent for the Banks party to Credit Agreement referred to below

Attention:

     The undersigned [Name of Bank], refers to the Amended and Restated Credit Agreement dated as of October 9, 1997 (the "Credit Agreement") among Alumax Inc. (the "Company"), the Banks named therein, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 1.5 of the Credit Agreement, in response to the Bid Loan Request made by the Company on _______, 19_, and in that connection sets forth below the terms on which such Bid is made.

       Type of Bid Loan:                          -----------------------
                                                                             (1)
       Date of Bid Loan Borrowing:                -----------------------


                                                  Interest Rate or spread
       Principal Amount (2)      Maturity (3)     over LIBOR (4)
       ----------------          --------         -----------------------

                                        Very truly yours,

                                        [Name of Bank]

                                        By
                                          -------------------------------------
                                          Its
                                             ----------------------------------

----------------------
(1)  As specified in the related to Bid Loan Request Confirmation.

(2) Principal amount of bid for each maturity may not exceed the principal amount requested by the Company or the maximum amount requested for that maturity, if less. Bids must be made in a minimum amount of $10,000,000 and in integral multiples of $5,000.000.

(3) List each maturity of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3 or 6 months in the case of Eurodollar Bid Loans.

(4) Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed for Stated Rate Bid Loans and percentage to be added to LIBOR for Eurodollar Bid Rate Loans.

                                   EXHIBIT D
                          NOTICE OF ACCEPTANCE OF BID

[Name of Bank]                                                           [Date]
[Address]

Attention:

     Reference is made to the Amended and Restated Credit Agreement dated as of October 9, 1997 (the "Credit Agreement") among Alumax Inc. (the "Company"), the Banks named therein, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Company made a Bid Loan Request on _______, _________ pursuant to Section 1.5 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

(A) Type of Bid Loan                         -----------------

(B) Date of Bid Loan Borrowing               -----------------

(C) Aggregate principal             Principal
    amount of each Bid              Amount       Maturity       Interest Rate
    maturity and interest rate      ------       --------       -------------

                                    ---------    --------       -------------

                                    ---------    --------       -------------

                                    ---------    --------       -------------


                                        Very truly yours,

                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                          as Administrative Agent

                                        By
                                          -------------------------------------
                                          Its
                                             ----------------------------------

                                   EXHIBIT E

                                  ALUMAX INC.
                                 COMMITTED NOTE

$_________________                                     ________________, 19____
                                                             New York, New York

     FOR VALUE RECEIVED, the undersigned, Alumax Inc. (the "Company"), promises to pay to the order of _________ (the "Bank") at the office of Canadian Imperial Bank of Commerce in New York, New York, the principal sum of _________Dollars ($_________ ) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company under its Commitment provided for under the Credit Agreement hereinafter mentioned and with each Eurodollar Loan to mature and become payable on the last day of the Interest Period applicable thereto, but in no event later than the Termination Date, and with each Domestic Rate Loan to mature and become payable on the Termination Date, together with accrued and unpaid interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

     The Bank shall record on its books or records or on a schedule to this Note which is a part hereof the principal amount of each Loan, all payments of principal and interest and the principal balances from time to time outstanding, whether the Loan is a Eurodollar Loan or Domestic Rate Loan and, in the case of any Eurodollar Loan, the interest rate and Interest Period applicable thereto; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Loans, together with accrued but unpaid interest thereon.

     This Note is one of the Notes referred to in and issued under that certain Amended and Restated Credit Agreement dated as of October 9, 1997 among the Company, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, Canadian Imperial Bank of Commerce, as Administrative Agent, and the other Banks named therein (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made and in certain circumstances are required to be made, on the Loans evidenced hereby and this Note (and the Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement. This Note shall be construed in accordance with and governed by the laws of New York.

                                   ALUMAX, INC.

                                   By
                                     ------------------------------------------
                                     Its
                                        ---------------------------------------

                                   EXHIBIT F

                                  ALUMAX INC.
                                    BID NOTE

                                                         ______________, 19____
                                                             New York, New York

     FOR VALUE RECEIVED, the undersigned, ALUMAX INC. (the "Company"), promises to pay to the order of _________(the "Bank") at the office of Canadian Imperial Bank of Commerce in New York, New York, the principal amount of all Bid Loans made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined), with each Bid Loan to mature and become payable on the maturity date specified therefor pursuant to the Credit Agreement, but in no event later than the Termination Date, together with accrued and unpaid interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the date, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule to this Note which is a part hereof the principal amount of each Bid Loan, all payments of principal and interest and the principal balances from time to time outstanding, whether the Bid Loan is a Stated Rate Bid Loan or Eurodollar Bid Loan and, the interest rate and the Interest Period applicable thereto; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Bid Loans, together with accrued but unpaid interest thereon.

     This Note is one of the Bid Notes referred to in and is issued under that certain Amended and Restated Credit Agreement dated as of October 9, 1997 between the Company, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, Canadian Imperial Bank of Commerce, as Administrative Agent, and the other Banks named therein, as amended (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may in certain circumstances be required to be made on the Bid Loans evidenced hereby and this Note (and the Bid Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement. Bid Loans may not be voluntarily prepaid. This Note shall be construed in accordance with and governed by the laws of New York.

                                                  ALUMAX INC.

                                                  By
                                                    ---------------------------
                                                    Its
                                                       ------------------------

                                   EXHIBIT G

                         OPINION OF SULLIVAN & CROMWELL


                                                             _____________, 1997


To the Banks party
to the Amended and Restated
Credit Agreement referred
to below

Dear Sirs:

     In connection with the Amended and Restated Credit Agreement, dated as of October 9, 1997 (the "Restated Credit Agreement"), among Alumax Inc., a Delaware corporation (the "Company"), Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, Canadian Imperial Bank of Commerce, as Administrative Agent, and the banks signatory thereto (the "Banks"), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

          (2) The Restated Credit Agreement and the Notes delivered by the Company to the Banks on the date hereof pursuant thereto each has been duly authorized, executed and delivered by the Company, and the Restated Credit Agreement and such Notes each constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (3) There are no regulatory consents, authorizations, approvals or filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware for the execution and delivery of the Restated Credit Agreement or the Notes delivered by the Company to the Banks on the date hereof pursuant thereto or for the performance by the Company of its obligations under the Restated Credit Agreement and such Notes.

          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Restated Credit Agreement have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

          The foregoing opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinion if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinion.

          This opinion is furnished by us as counsel for the Company in connection with the execution and delivery by the Company of the Restated Credit Agreement and is solely for the benefit of the addressees named above and any Bank that may from time to time become a party to the Restated Credit Agreement.

                                     Very truly yours,

                                     SULLIVAN & CROMWELL

                                   EXHIBIT H

                          OPINION OF R. P. WOLF, ESQ.

                              (Alumax Letterhead)

                                 ________, 1997

To the Banks
party to the Amended and Restated
Credit Agreement referred
to below

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Alumax Inc., a Delaware corporation (the "Company"), and in such capacity have overseen and participated in the provision of legal advice and assistance to the Company in connection with the negotiation of, and the closing of the transactions contemplated by, the Amended and Restated Credit Agreement (the "Restated Credit Agreement"), dated as of October 9, 1997, among the Company, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, Canadian Imperial Bank of Commerce, as Administrative Agent and the Banks signatory thereto. Terms used herein and not defined shall have their respective defined meanings as set forth in the Restated Credit Agreement.

     In rendering the opinions expressed below, I have examined originals, conformed copies, or copies otherwise identified to my satisfaction of such corporate records, agreements, and instruments of the Company, such certificates of public officials and of officers, employees, and agents of the Company and such other agreements and documents as I have deemed necessary for the purpose of expressing the opinions herein. Though I have examined such matters of law as I deemed necessary for the purpose of expressing the opinions herein, please note that with respect to the opinion expressed in Paragraph 2 below and the incorporation of the term "applicable" therein, my opinion is limited to a review of only those laws and regulations that, based upon my review of the Restated Credit Agreement, I have considered to be applicable to the transactions contemplated thereby. Also, for purposes of the opinion expressed in Paragraph 1 below as to the due qualification to transact business as a foreign corporation in certain jurisdictions, I have relied solely upon a review of a certificate of the Secretary of State (or other similar official) of each such jurisdiction.

     For purposes of my opinion expressed in Paragraph 2 hereof, I have not made any independent review or investigation of any agreements or instruments to which the Company is bound, except I have reviewed or caused to be reviewed those agreements and instruments listed on Schedule I hereto (hereinafter referred to as "Material Agreements"), and such opinion is based upon the audited consolidated financial statements of the Company as at and for the year ended December 31, 1996, without giving effect to any borrowing under the Restated Credit Agreement, or under the Restated Credit Agreement prior to its amendment and restatement, subsequent to such date. Schedule I sets forth all agreements and instruments entered into by the Company or any Restricted Subsidiary and deemed by the Company to be "material contracts" of the Company under item 601(b)(10)(i) and (ii) of Regulation S-K ("Regulation S-K") promulgated by the Securities and Exchange Commission (the "Commission") or otherwise entered into by the Company or any Restricted Subsidiary and filed by the Company with the Commission as an exhibit under Item 601(b)(4) of Regulation S-K. Furthermore, for purposes of my opinion expressed in Paragraph 3 hereof, I have not examined plaintiff or defendant indexes in any federal, state or other court or any other tribunal.

         During the course of all such examinations, I have assumed (i) the genuineness of all signatures other than those of the Company on the Restated Credit Agreement and the Notes delivered by the Company on the date hereof, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity to the original documents of all documents submitted to me as certified, conformed, facsimile, or photographic copies, and (iv) that certificates and telephonic and telecopy confirmations given by public officials have been properly given and are accurate. I have further assumed, except where this opinion expressly addresses such matters as to the Company, (i) the power and authority of all parties to enter into the transactions contemplated by the Restated Credit Agreement and (ii) the due authorization and valid execution and delivery by such parties of the agreements and instruments necessary in connection with such transactions.

         Based upon and subject to the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

         1. The Company has the necessary corporate power to execute and deliver the Restated Credit Agreement and the Notes issued pursuant thereto, to perform the Restated Credit Agreement and such Notes, and to borrow and request the issuance of Letters of Credit under the Restated Credit Agreement. Each of the Restricted Subsidiaries of the Company having a net worth in excess of $5,000,000 as at June 30, 1997 except for Alumax Recycling B.V., but including Alumax Engineered Metal Processes, Inc., Alumax Warehouse Corporation and Eastalco Aluminum Company (such Restricted Subsidiaries are listed on Schedule II hereto and are hereinafter referred to as the "Material Subsidiaries") is an entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the respective jurisdiction indicated opposite its name in Schedule II hereto, to the extent such concepts are applicable and recognized in such jurisdictions. The Company is duly qualified to transact business in the States of California and Georgia and, to my knowledge, the Company is duly qualified to transact business in such other jurisdictions, and the Material Subsidiaries of the Company are duly qualified to transact business in all such jurisdictions, where the failure to qualify would have a Material Adverse Effect.

                  2. The execution and delivery by the Company of the Restated Credit Agreement and the Notes issued pursuant thereto, the performance by the Company of the Restated Credit Agreement and such Notes, and the borrowing and the requests for the issuance of Letters of Credit by the Company under the Restated Credit Agreement (i) do not and will not, to my knowledge, violate (a) any provision of applicable law or regulation or (b) any order or decree known to me by which the Company, any of its Restricted Subsidiaries or any of their respective Properties may be bound, which in either case (a) or (b) would result in a Material Adverse Effect; (ii) do not and will not violate any provision of the charter or by-laws of the Company or any of its Restricted Subsidiaries; and (iii) do not and will not result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of the Properties, revenues, or assets of the Company or any of its Restricted Subsidiaries under any Material Agreement.

         3. Except as to the matters disclosed in Section 4.10 of the Restated Credit Agreement reflected in the Company's filings with the Commission on Form 10-K for the year ended December 31, 1996 or its Form 10-Q for the quarter ended June 30, 1997 or reflected on Schedule III to the Restated Credit Agreement, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company, any of its Restricted Subsidiaries, or any of their respective Properties known to me the outcome of which I have reasonable cause to believe could be expected to have a Material Adverse Effect.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Opinions rendered herein are as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect such opinions.

         In rendering the foregoing opinions, I am expressing no opinion as to matters of law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I am admitted to practice law only in the Commonwealth of Virginia and before certain federal courts. I am not licensed to practice law in the State of Georgia, the State of Delaware, or the State of New York.

         This opinion is rendered solely for the benefit of the Banks, the Administrative Agent, the Agent, their prospective or actual successors and assigns, and their legal advisors and accountants and only with respect to the transactions described herein. No further distribution or use of this opinion is authorized and this opinion may not be quoted in full or in part or otherwise referred to in any financial statements, nor may it be filed with or furnished to any governmental agency (other than those examining the Banks, the Agents, or their successors and assigns) or other party without the prior written consent of the undersigned.

                                    Very truly yours,

                                    R. P. Wolf

Enclosures: Schedule I
            Schedule II

                    SCHEDULE I - OPINION LETTER OF R. P. WOLF
             THE FINANCIAL INSTITUTIONS PARTY TO THE FIRST AMENDMENT

                       MATERIAL AGREEMENTS OF ALUMAX INC.
                         AND ITS RESTRICTED SUBSIDIARIES


         1. Bridge Loan Agreement, dated as of January 17, 1996, among Alumax Inc., The Chase Manhattan Bank, N.A., as Syndication Agent, Royal Bank of Canada, as Documentation and Administrative Agent, and the Bank's signatory thereto.

         2. Credit Agreement, dated as of May 19, 1995, as amended, by and among Alumax Inc., the Banks Signatory Hereto, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent, and the Bank's signatory thereto.

         3. Lease Agreement, dated as of November 25, 1986, by and between Connecticut National Bank as Owner Trustee for the benefit of U.S. West Capital Corporation under an Owner Trust Agreement, dated as of November 25, 1986, and Alumax Mill Products, Inc.

         4. Facility Purchase Agreement, executed and effective as of September 18, 1996, among Alumax Mill Products, Inc., Fleet National Bank and U.S. West Financial Services, Inc.

         5. Purchase Agreement, dated as of June 24, 1996, between Euramax International, Ltd. and Alumax Inc.

         6. Acquisition Agreement, dated as of January 26, 1996, between Alumax of South Carolina, Inc. and Glencore Primary Aluminum Company, LLC.

         7. Stock Purchase Agreement by and among the Shareholders of Cressona Aluminum Company, as Sellers, and Alumax Inc., as Purchaser, dated October 6, 1995.

         8. Acquisition Agreement among Eastalco Aluminum Company, Eastalco Venture, Alumax of Maryland, Inc. and Alumet Corporation, Atmos (U.S.A.) Incorporated and Mitalco Inc., dated March 31, 1995.

         9. Restated Sales Agreement, dated as of January 1, 1986, as amended and supplemented as of April 8, 1992, and April 9, 1992, by and between Alcoa of Australia Limited and Alumax Inc.

         10. Power Sales Agreement, dated as of October 1, 1995, between British Columbia Power Exchange Corporation and Intalco Aluminum Corporation.

         11. Power Sales Agreement, dated September 28, 1995, as amended, between Intalco Aluminum Corporation and Bonneville Power Administration.

         12. Electric Service Agreement, dated as of November 11, 1994, by and between Eastalco Aluminum Company and The Potomac Edison Company.

         13. South Carolina Public Service Authority Service Agreement for Large Power Electric Service, made and entered in July 1, 1997, by and between the South Carolina Public Service Authority and Alumax of South Carolina, Inc.

         14. Rights Agreement, dated as of February 22, 1996, between Alumax Inc. (the "Company") and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent.

                    SCHEDULE II - OPINION LETTER OF R.P. WOLF
                 MATERIAL SUBSIDIARIES AS OF SEPTEMBER 30, 1997

    NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
    ------------------                                -----------------------------
    Alumax Aluminum Corporation                       Delaware
    Alumax Becancour, Inc.                            Delaware
    Alumax Engineered Metal Processes, Inc.           Delaware
    Alumax Extrusions, Inc.                           Pennsylvania
    Alumax Foils, Inc.                                Delaware
    Alumax of Maryland, Inc.                          Delaware
    Alumax Mill Products, Inc.                        Delaware
    Alumax Quebec, Inc.                               Wyoming
    Alumax of South Carolina, Inc.                    Delaware
    Alumax Warehouse Corporation                      Delaware
    Alumax of Washington, Inc.                        Delaware
    Eastalco Aluminim Corporation                     Delaware
    Intalco Aluminum Corporation                      Delaware
    Kawneer Company, Inc.                             Delaware
    Alumax Extrusions Mexico, S.A. de C.V.            Mexico
    Alumax Extrusions B.V.                            The Netherlands
    Alumax Holdings S.A.                              France
    Kawneer Deutschland G.m.b.H.                      Germany

                                   EXHIBIT I

                          FORM OF DESIGNATION AGREEMENT

         Reference is made to that certain Amended and Restated Credit Agreement dated as of October 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Alumax Inc., the Banks parties thereto, Royal Bank of Canada, as Agent, Arranger and Letter of Credit Issuer and Canadian Imperial Bank of Commerce as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

[NAME OF DESIGNATING LENDER] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee"), the Administrative Agent and the Company agree as follows:

1. Pursuant to Section 10.12 of the Credit Agreement the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Committed Loans and/or Bid Loans under the Credit Agreement.

2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty to the Designated Lender and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any related documents or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsections 4.3 and 6.6 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agents, the Designating Lender or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it accepts its designation hereunder as a Designated Lender; (d) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank and (f) make all acknowledgments to and agreements with the Agents as are set forth in Section 9 of the Credit Agreement.

4. The Designee hereby appoints [Designating Lender or a specified branch or affiliate of Designating Lender] as Designee's agent and attorney in fact and grants to [Designating Lender or a specified branch or affiliate of Designating Lender] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Credit Agreement, to take all actions and deliver and receive all communications and notices under the Credit Agreement and other related documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other related documents. Any document executed by such agent on the Designee's behalf in connection with the Credit Agreement or other related documents shall be binding on the Designee and its successors and assigns. The Company, the Agents and each of the Banks may rely on and are beneficiaries of the preceding provisions.

5. Following the execution of this Designation Agreement by the Designating Lender, its Designee and the Company, it will be delivered to the Administrative Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

6. The Company and each of the Designating Lender and each Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of
Section 10.12 of the Credit Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

7. The Designating Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Credit Agreement against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or the Credit Agreement or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Lender shall not be liable to the Designee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Committed Loans and/or Bid Loans as a Designated Lender pursuant to Sections 1.2(e) and 1.8(e), respectively, of the Credit Agreement and the rights and obligations of Designated Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender (i) shall be and remain obligated to the Company, the Agents and the Banks for each and every of the obligations of the Designated Lender and the Designating Lender with respect to the Credit Agreement and (ii) shall indemnify and hold the Company, each of the Agents and the other Banks harmless from and against any and all liabilities, losses, costs or expenses of whatever nature suffered or incurred by any of them, resulting directly or indirectly from its designation of a Designated Lender hereunder or the fact that its Designated Lender funded Loans hereunder.

9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

         IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officer thereunto duly authorized as of the date first above written.

                                    [Name of Designating Lender],
                                     as Designating Lender


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    [Name of Designee],
                                     as Designee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    Lending Office and address for notices:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                    Telephone:
                                              ----------------------------------
                                    Fax Number:
                                               ---------------------------------

Agreed to and accepted by:

ALUMAX INC.

By:
   ---------------------------------
   Name:
   Title:

Agreed to and accepted as of this ___ day of________, 19____by:

CANADIAN IMPERIAL BANK OF COMMERCE
  as Administrative Agent

By:
   ---------------------------------
   Name:
   Title:

Effective Date (if other than the date of acceptance by the Administrative Agent):____________

                                    EXHIBIT J
                               CLOSING CERTIFICATE

To the Financial Institutions Party
to the Amended and Restated
Credit Agreement Referred
to Below,

Gentlemen:

         We refer to the Amended and Restated Credit Agreement dated as of October 9, 1997 among the undersigned and the financial institutions signatory thereto (the "Restated Credit Agreement"). Capitalized terms used below without definition have the meanings ascribed to them in the Restated Credit Agreement. The Company executes and delivers this certificate to you in connection with and as one of the inducements for the Restated Credit Agreement becoming effective.

         The Company hereby certifies that (i) each of the representations and warranties of the Company set forth in Section 4 of the Restated Credit Agreement is true and correct as of the date hereof all as though made as of such date except that all references to the "date hereof" in Section 4 shall be deemed to be references to the date of this Certificate and (ii) no Default or Event of Default has occurred and is continuing.

Dated as of the _____ day of October, 1997

                                             ALUMAX INC.

                                             By
                                               --------------------------------
                                               Its Treasurer

                                   SCHEDULE I

                        INDEBTEDNESS IN EXCESS OF $5,000,000
                     OF COMPANY AND RESTRICTED SUBSIDIARIES
                         OUTSTANDING AT OCTOBER 6, 1997

                                 I. INDEBTEDNESS

1.       ALUMAX MILL PRODUCTS, INC. TEXARKANA FACILITY LEVERAGED LEASE FINANCING

         Lease Agreement dated as of November 25, 1986, between Connecticut National Bank, as Owner Trustee for the benefit of U.S. West Capital Corporation under an Owner Trust Agreement dated as of November 25, 1986, and Alumax Mill Products, Inc.

         Guaranty of Alumax Inc. dated as of July 30, 1993, Re: Obligations of Alumax Mill Products, Inc. Amended and Restated Reimbursement Agreement dated as of July 5, 1995, between Alumax Inc. and Union Bank of Switzerland, New York Branch.

2.       ALUMAX INC. REVOLVING CREDIT AGREEMENT

         U.S. $500,000,000 Revolving Credit Agreement dated as of May 19, 1995, and as amended by the First Amendment to Credit Agreement, dated as of May 30, 1997, among Alumax Inc., The Banks Signatory Thereto, Royal Bank of Canada, as Agent, Arranger, and Letter of Credit Issuer, and Canadian Imperial Bank of Commerce, as Administrative Agent

                           Current Percent:  N/A
                           Current Balance:  -0-

3. $9,880,000 FREDERICK COUNTY, MARYLAND, ECONOMIC DEVELOPMENT REVENUE REFUNDING BONDS, SERIES 1992 (ALUMAX OF MARYLAND, INC. PROJECT)

         Loan Agreement dated January 1, 1992, by and between Alumax of Maryland, Inc. and County Commissioners of Frederick County.

                           Current Percent: 7.25%
                           Current Balance: $9,880,000

4. CITY OF YANKTON, SOUTH DAKOTA, $9,000,000 PRINCIPAL AMOUNT OF INDUSTRIAL DEVELOPMENT REFUNDING REVENUE BONDS, SENES A (ALUMAX PROJECT)

         Loan Agreement dated May 21, 1997, by and between City of Yankton, South Dakota and Alumax Extrusions, Inc., Alumax Project Series 1997.

         Guaranty Agreement dated May 21, 1997, executed by Alumax Inc. in favor of The First National Bank of Chicago, as Trustee.

                           Current Percent: 3.75%
                           Current Balance: $9,000,000

5. PLANNED INDUSTRIAL EXPANSION AUTHORITY OF THE CITY OF ST LOUIS $7,500,000 INDUSTRIAL DEVELOPMENT REFUNDING REVENUE BONDS, SERIES 1992 (ALUMAX FOILS, INC. PROJECT)

         Amended and Restated Lease Agreement between Planned Industrial Expansion Authority of the City of St. Louis and Alumax 6100 South Broadway Redevelopment Corporation dated as of June 1, 1992.

                           Current Percent: 3.85%
                           Current Balance: $6,835,000

6. DEVELOPMENT AUTHORITY OF GWINNETT COUNTY $5,250,000 INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 1984 (KAWNEER COMPANY, INC. PROJECT)

         Loan Agreement dated as of June 1, 1984, by and between the Development Authority of Gwinnett County, Georgia, and Kawneer Company, Inc.

         Guaranty Agreement dated as of June 1, 1984, executed by Alumax Inc. in favor of SunTrust Bank, as Trustee.

         Guaranty Agreement dated as of June 1, 1984, executed by Alumax Inc. in favor of Bankers Trust Company.

                           Current Percent: 9.5%
                           Current Balance: $5,250,000

7. $27,450,000 BERKELEY COUNTY, SOUTH CAROLINA POLLUTION CONTROL REFUNDING REVENUE BONDS (ALUMAX PROJECT) SERIES 1996

         Loan Agreement dated September 1, 1996, by and between Berkeley County, South Carolina and Alumax of South Carolina, Inc., relating to Pollution Control Refunding Revenue Bonds Series 1996.

         Guaranty Agreement dated September 1, 1996, executed by Alumax Inc. in favor of The Bank of New York, as Trustee

                           Current Percent: 3.75%
                           Current Balance: $27,450,000

8.       LETTERS OF CREDIT

         Bank                       Maturity Date       Amount
         ----                       -------------       ------

         Royal Bank of Canada          02/27/98     $24,457,000
         Commerzbank                   03/01/98     $10,000,000
         Fuji Bank                     04/30/98     $14,569,000
         Credit Lyonnais               12/30/97     $44,767,049
         PNC Bank                      09/15/98     $ 6,969,777
         Royal Bank of Canada          09/18/98     $27,901,233
         Union Bank of Switzerland     12/31/97     $39,200,000
         Bank of America               05/20/98     $ 9,147,946


9.       GUARANTIES

         Guaranty dated August 20, 1996, on behalf of Alumax Materials Management, Inc. in favor of J. Aron & Co. in an amount not to exceed $6,000.000.

         Guaranty dated July 15, 1996, on behalf of Alumax Materials Management, Inc. in favor of AIG Trading Corp. in an amount not to exceed $6,000.000.

         Guaranty dated October 30, 1996, on behalf of Alumax Materials Management, Inc. in favor of Morgan Guaranty Trust Co. in an amount not to exceed $6,000,000.

         Guaranty dated June 5, 1996, on behalf of Alumax Materials Management, Inc. in favor of Morgan Stanley & Co. International Limited in an amount not to exceed $6,000,000.

         Guaranty dated April 26, 1993, on behalf of Intalco Aluminum Corporation in favor of Washington Department of Ecology in the amount of $12,391,500.

         Guaranty May 23, 1997, on behalf of Alumax Materials Management, Inc. in favor of Prudential-Bache (International) Limited in an amount not to exceed $6,000,000.

         Guaranty dated September 4, 1997, on behalf of Alumax of South Carolina, Inc. in favor of South Carolina Public Service Authority securing payment of power charges at the Mt. Holly facility.

         Guaranty dated October 1, 1995, on behalf of Intalco Aluminum Corporation in favor of British Columbia Power Exchange Corporation securing payment of power charges at the Intalco facility.

         Guaranty dated February 1, 1990, on behalf of Aluminerie Lauralco, Inc., in favor of Hydro Quebec, securing payment of power charges at the Deschambault facility.

                               II. MATERIAL LIENS

      ALUMAX MILL PRODUCTS, INC. TEXARKANA FACILITY LEVERAGE LEASE FINANCING

A Deed of Trust (With Security Agreement) dated as of November 25, 1986, which was given as part of the Agreement referenced in Schedule 1, Indebtedness, Item 1, by Alumax Mill Products, Inc. in favor of Gilman N. Gauvin, as Trustee for the benefit of The Connecticut National Bank, was executed in connection with the conveyance of a security interest in the land at the Texarkana facility.

                                  SCHEDULE II

                                  SUBSIDIARIES

THE COMPANY'S SUBSIDIARIES ARE AS FOLLOWS:

RESTRICTED SUBSIDIARIES:

Name of                                    Jurisdiction of      Percentage of Voting
-------                                    ---------------      --------------------
Subsidiary                                  Organization        Stock or Other Equity
----------                                  ------------        ---------------------
                                                                Interest Owned Directly
                                                                -----------------------
                                                                By The Company
                                                                --------------

Alumax Inc                                     Nevada           100%
Alumax Aluminum Corporation                    Delaware         100%
Alumax Astechnology, Inc.                      Delaware         100%
Alumax Becancour, Inc.                         Delaware         100%
Alumax Employee Services, Inc.                 Delaware         100%
Alumax Engineered Metal Processes, Inc.        Delaware         100%
Alumax Extrusions, Inc.                        Pennsylvania     100%
Alumax Extrusions, Inc.                        New York         100%
Alumax Foil Industrial Redevelopment Corp.     Missouri         100%
Alumax Foils, Inc.                             Delaware         100%
Alumax International Company                   Nevada           100%
Alumax Japan, Inc.                             Delaware         100%
Alumax of Maryland, Inc.                       Delaware         100%
Alumax Materials Management, Inc.              Delaware         100%
Alumax Mill Products, Inc.                     Delaware         100%
Alumax Primary Aluminum Corporation            Delaware         100%
Alumax Quebec, Inc.                            Wyoming          100%
Alumax Remelt Corporation                      Delaware         100%
Alumax Retiree Services, Inc.                  Delaware         100%
Alumax 6100 South Broadway Redevelopment
Corporation                                    Missouri         100%
Alumax of South Carolina, Inc.                 Delaware         100%
Alumax Technical Center, Inc.                  Delaware         100%
Alumax Technical Services, Inc.                Delaware         100%
Alumax Technology Corporation                  Delaware         100%
Alumax Warehouse Corporation                   Delaware         100%
Alumax of Washington, Inc.                     Delaware         100%
Alumet Corporation                             Delaware         100%
Eastalco Aluminum Company                      Delaware         100%
Hil1yard Aluminum Recovery Corporation         Delaware         100%
Intalco Aluminum Corporation                   Delaware         100%
Kawneer Company, Inc.                          Delaware         100%
Kawneer Europe, Inc.                           Delaware         100%
Kawneer France, Inc                            Delaware         100%
Kawneer Germany, Inc.                          Delaware         100%
Kawneer Polska Sp. z o.o.                      Poland           100%
Mt. Holly Plantation, Inc.                     Delaware         100%
Murphy Properties, Inc.                        Delaware         100%
Alumax Asia Limited                            Hong Kong        100%
Alumax Asia Pacific Pty. Limited               Australia        100%
Alumax de Mexico, S.A. de C.V.                 Mexico           100%

Name of                                        Jurisdiction of     Percentage of Voting
-------                                        ---------------     --------------------
Subsidiary                                     Organization        Stock or Other Equity
----------                                     ------------        ---------------------
                                                                   Interest Owned Directly
                                                                   -----------------------
                                                                   By The Company
                                                                   --------------

Alumax Extrusions Australia Pty. Limited       Australia           100%
Alumax Extrusions B.V.                         The Netherlands     100%
Alumax Extrusions Limited                      United Kingdom      100%
Alumax Holdings B.V.                           The Netherlands     100%
Alumax Holdings de Mexico, S.A. de C.V.        Mexico              100%
Alumax Extrusions Mexico, S.A. de C.V.         Mexico              100%
Comercializadora Alumax Extrusions
Mexico, S.A. de C.V.                           Mexico              100%
Alumax Holdings S.A.                           France              100%
Alumax Polska Sp. z o.o.                       Poland              100%
Alumax Recycling B.V.                          The Netherlands     100%
Alumax S.A.                                    Spain               100%
Alumax U.K. Limited                            United Kingdom      100%
Amax Holdings Australia Limited                Australia           100%
Amax Resources Australia Limited               Australia           100%
Asesoria Mexicana Empresarial, S.A. de C.V.    Mexico              100%
Intalco Aluminum Company, Ltd.                 Alberta, Canada     100%
Kawneer Deutschland G.m.b.H.                   Germany             100%
Kawneer Company Canada Limited                 Ontario, Canada     100%
Kawneer Europe B.V.                            The Netherlands     100%
Kawneer France S.A.                            France              100%
Kawneer Installations Limited                  Ontario, Canada     100%
Kawneer Maroc S.A.                             Morocco             100%
Kawneer U.K. Limited                           United Kingdom      100%

SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

Name of                                     Jurisdiction of     Percentage of Voting
-------                                     ---------------     --------------------
Subsidiary                                  Organization        Stock or Other Equity
----------                                  ------------        ---------------------
                                                                Interest Owned Directly
                                                                -----------------------
                                                                By The Company
                                                                --------------


Alamo Resources Corporation                 Delaware            100%
Alumax PD Holdings Pte. Ltd.                Singapore            50%
Aluminerie Lauralco, Inc.                   Delaware            100%
Amax Asia, Inc.                             Delaware            100%
Canalco, Inc.                               Delaware            100%
Honduras-Rosario Mining Company             Delaware            100%
Lauralco Quebec, Inc.                       Delaware            100%
Lauralco Superieur, Inc.                    Delaware            100%
Lauralco Trois-Rivieres, Inc.               Delaware            100%
Rosario Mining of Nicaragua, Inc.           Delaware            100%
Rosario Properties, Inc.                    Delaware            100%
Rosario Resources Corporation               New York            100%
The Durango Corporation                     Delaware            100%
The Fresnillo Company                       New York            100%
Yunnan Xinmeilu Aluminum Foil Co., Ltd.     China                56%

                                  SCHEDULE III

                SUBSEQUENT EVENT IN COMPANY'S PATENT INFRINGEMENT
                  ACTION AGAINST HOT METAL MOLDING, INC. ET AL.


         On October 3 the defendants Hot Metal Molding, Inc.; Hot Metal Technologies, Inc.; Buhler, Inc.; and Buhler AG and the intervenor defendant, Ormet Primary Aluminum Corporation, filed counterclaims against the Company alleging violations of Sections 1 & 2 of the Sherman Act and Section 4 of the Clayton Act for which they seek injunctive relief and treble damages in an unstated amount. The majority of these claims derive from allegations previously made by these parties that the '042 Patent is invalid on one or more grounds and that the defendants do not infringe the patent. The Hot Metal defendants have counterclaimed on the additional grounds of conspiracy to monopolize and on tying. The Company is reviewing the counterclaims in detail, but based on a preliminary analysis it believes it has meritorious defenses to each of the counterclaims.